                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant To Section 14(a) Of the Securities

                              Exchange Act of 1934

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:

[X] Preliminary Proxy Statement.               [ ] Confidential, for use of the
                                                   Commission only (as permitted
                                                   by Rule 14a-6(e)(2)).
[ ] Definitive proxy statement

[ ] Definitive additional materials

[ ] Soliciting material pursuant to ss.240.14a-12

                         CLICKSOFTWARE TECHNOLOGIES LTD.
                (Name of Registrant as Specified in Its Charter)

Payment of filing fee (check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

                         CLICKSOFTWARE TECHNOLOGIES LTD.
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 14, 2003

April 29, 2003

To the shareholders of ClickSoftware Technologies Ltd.:

          NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of ClickSoftware Technologies Ltd., an Israeli company, referred to in this document as the Company, for the years 2002 and 2003 will be held on Wednesday, May 14, 2003 at 11:00 a.m., local time at the offices of the Company at 34 Habarzel Street, Tel Aviv, Israel for the following purposes:

     1. To elect the following: James W. Thanos as a Class I director; Roni Einav and Gil Weiser as class II directors; Moshe BenBassat and Eddy Shalev as class III directors; and Naomi Atsmon and Dan Falk as external directors, who will join Dr. Israel Borovich as external directors;

     2. To ratify the appointment of Brightman Almagor & Co., a member of Deloitte Touche Tohmatsu, as independent accountants for the Company for the year ending December 31, 2003, and to authorize the audit committee of the board of directors to determine, and the board of directors to ratify, their compensation;

     3. To ratify and approve a grant of stock options to certain members of the Company's board of directors;

     4. To ratify and approve grants of cash compensation to certain members of the Company's board of directors;

     5. To approve the adoption of the 2003 Israeli Share Option Plan in the form attached hereto as Annex A.

     6. To ratify and approve the execution of a revised employment agreement with Moshe BenBassat, the Company's Chairman and Chief Executive Officer, substantially in the form attached hereto as Annex B.

     7. To approve (i) the issuance to current and future directors of the Company of a letter of indemnification, insurance and exemption substantially in the form attached hereto as Annex C and (ii) an amendment to the Company's Articles of Association permitting the Company to exempt a director or officer for damages resulting from breach of his or her duty of care toward the Company; and

     8. To receive and consider the directors' report and the audited financial statements for each of the years ended December 31, 2001 and December 31, 2002.

          The foregoing matters are more fully described in the proxy statement accompanying this notice.

          Only shareholders of record at the close of business on April 10, 2003 are entitled to receive notice of and vote at the annual meeting of shareholders.

          All shareholders are cordially invited to attend the annual meeting in person. However, to assure your representation at the annual meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the postage-prepaid envelope for that purpose. All proxies must be received at least 48 hours prior to the meeting to be validly included in the tally of shares voted at the meeting. Your shares will be voted in accordance with the instructions you have given. Any shareholder attending the Annual Meeting may vote in person even if he or she has previously returned a proxy. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to attend and vote in person at the annual meeting, you must obtain from the record holder a proxy issued in your name.

                                        BY ORDER OF THE BOARD OF DIRECTORS

                                        MOSHE BENBASSAT
                                        CHAIRMAN OF THE BOARD OF DIRECTORS AND
                                        CHIEF EXECUTIVE OFFICER

          Tel Aviv, Israel
          April 29, 2003

--------------------------------------------------------------------------------
IMPORTANT: YOUR VOTE IS IMPORTANT. IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENVELOPE PROVIDED.
--------------------------------------------------------------------------------

                         CLICKSOFTWARE TECHNOLOGIES LTD.
                               34 HABARZEL STREET
                                TEL AVIV, ISRAEL
                            ------------------------
                                 PROXY STATEMENT
                            ------------------------

         The enclosed proxy is solicited on behalf of the board of directors of ClickSoftware Technologies Ltd., referred to in this document as the Company, for use at the annual meeting of shareholders for the years 2002 and 2003, referred to in this document as the annual meeting, to be held on Wednesday, May 28, 2003 at 4:00 p.m., local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying notice of the annual meeting. The annual meeting will be held at the offices of the Company at 34 Habarzel Street, Tel Aviv, Israel. The telephone number at that location is 972-3-765-9422.

         These proxy solicitation materials were mailed on or about April 29, 2003 to all shareholders of record entitled to vote at the annual meeting.

RECORD DATE; OUTSTANDING SHARES; PROCEDURAL MATTERS

         Shareholders of record as of the close of business on April 21, 2003 referred to in this document as the record date, are entitled to notice of and to vote at the annual meeting. At the record date, [ ] of the Company's ordinary shares, referred to in this document as ordinary shares, were issued and outstanding. For information regarding holders of more than 5% of the outstanding ordinary shares, see "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT." The closing sale price of the Company's ordinary shares as reported on the Nasdaq National SmallCap Market on April 21, 2003 was [ ] per share.

         Proxies properly executed, duly returned to the Company and not revoked will be voted in accordance with the specifications made. Where no specifications are given, such proxies will be voted FOR each proposition for which the board of directors recommends a vote FOR. No matters other than those referred to in this proxy statement will be brought before the annual meeting.

         Each shareholder is entitled to one vote for each ordinary share held on all matters presented at the meeting. The required quorum for the transaction of business at the annual meeting shall be two or more shareholders present in person or by proxy, holding or representing in the aggregate at least thirty-three percent (33%) of the total voting rights in the Company. Shares that are voted in person or by proxy "FOR" or "AGAINST," referred to in this document as votes cast, are treated as being present at the meeting for purposes of establishing a quorum and are also treated as voted at the annual meeting with respect to such matters. Broker non-votes and shares that are voted in person or by proxy "ABSTAIN" will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but such non-votes and abstentions will not be counted for purposes of determining the number of votes cast with respect to the particular proposal on which a broker or shareholder has expressly not voted. Thus, a broker non-vote or an abstention will not affect the outcome of the voting on a proposal.

         The Company will bear the cost of soliciting proxies for the annual meeting. The Company will ask banks, brokerage houses, fiduciaries and custodians holding ordinary shares in their names for others to send proxy materials to and obtain proxies from the beneficial owners of such ordinary shares, and the Company may also reimburse them for their reasonable expenses in doing so. In addition to soliciting proxies by mail, the Company and its directors, officers and employees may also solicit proxies personally, by telephone or by other appropriate means. No additional compensation will be paid to directors, officers or employees for such services.

REVOCABILITY OF PROXIES

         Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company at the above address, written notice of revocation or a duly executed proxy bearing a later date, or by attending the meeting and voting in person (attendance at the meeting will not, by itself, revoke a proxy).

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

         Shareholders may submit proper proposals for inclusion in the Company's agenda at the next annual meeting of its shareholders by submitting their proposals in writing to the secretary of the Company in a timely manner. Proposals of shareholders of the Company that are intended to be presented by such shareholders at the Company's 2004 Annual Meeting and that shareholders desire to have included in the Company's proxy materials relating to such meeting must be received by the Company no later than December 31, 2003, which is 120 calendar days prior to the anniversary of the date of this proxy statement, and must be in compliance with applicable laws and regulations in order to be considered for possible inclusion in the proxy statement and form of proxy for that meeting.

                                 PROPOSAL NO. 1

                           ELECTION OF SEVEN DIRECTORS

         The Company's Articles of Association currently provide for a board of directors of not less than two members nor more than eleven members. There are currently six members on the Company's board. The Company has a classified board of directors as set forth in the following table:

          NAME OF DIRECTOR AND CLASS        YEAR IN WHICH TERM EXPIRES    AGE
------------------------------------------ ---------------------------- --------
Roni Einav, Class II                                   2002                58
Nathan Gantcher, Class II                              2002                62
Moshe BenBassat, Class III                             2003                55
Eddy Shalev, Class III                                 2003                55
James W. Thanos, Class III                             2003                54
Israel Borovich, External Director                     2004                61

         These directors were elected to serve until the annual meetings in 2002 for the class II directors, 2003 for the class III directors, and 2004 for the external director, as defined below.

         Janet Schinderman resigned as an external directors on September 4, 2002. Nathan Gantcher will not be seeking re-election for another term.

         There are no family relationships among any directors or executive officers of the Company.

         Under the Israeli Companies Law, 1999, Israeli companies whose shares have been offered to the public in or outside of Israel (such as the Company) are required to appoint two people to serve as external directors on the board of directors of the company. The Companies Law provides that a person may not be appointed as an external director if the person or the person's relative, partner, employer or any entity controlled by that person has at the date of appointment, or has had at any time during the two years preceding that date, any affiliation with the company, any entity controlling the company or any entity controlled by the company or by this controlling entity. The term "affiliation" includes:

               o    an employment relationship;

               o business or professional relationship maintained on a regular basis;

               o    control; or

               o    service as an officer.

         No person can serve as an external director if the person's position or other business creates, or may create, conflicts of interest with the person's responsibilities as an external director or if such position or other business may impair such director's ability to serve as an external director. No person who is a director in one company can serve as an external director in another company, if at that time a director of the other company serves as an external director in the first company. The Companies Law further provides that when, at the time of appointment of an external director, all members of the board of directors of the company are of one gender, then the external director appointed shall be of the other gender.

NOMINEE FOR CLASS I DIRECTOR

         The Company proposes that James W. Thanos be elected as a class I director to hold office until the annual meeting of shareholders of the Company to be held in 2004 or until his successor has been duly elected, according to the provisions of the Companies Law and the regulations thereunder. Mr. Thanos is currently serving as a Class III director.

         Certain information about Mr. Thanos is set forth below.

                  NAME, PRINCIPAL OCCUPATION AND DIRECTORSHIPS                         AGE          DIRECTOR SINCE
---------------------------------------------------------------------------------  -----------  ---------------------
JAMES W. THANOS
James W. Thanos has served as a director of ClickSoftware since May 2000. From          54             May 2000
October 1999 to June 2002, Mr. Thanos served as Executive Vice President,
Worldwide Field Operations of BroadVision, Inc. From March 1998 to June 2002,
Mr. Thanos served as BroadVision's Vice President and General Manager, Americas.
Prior to working for BroadVision, Mr. Thanos served as Senior Vice President of
Worldwide sales at Aurum Software Inc. Mr. Thanos holds a Bachelor of Arts degree in International Relations and a Bachelor of Arts degree in Behavioral
Sciences from Johns Hopkins University.

VOTE REQUIRED

         JAMES W. THANOS IS TO BE ELECTED AS A CLASS I DIRECTOR BY A SIMPLE MAJORITY OF VOTES CAST (NOT INCLUDING ABSTENTIONS).

         THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE ELECTION OF JAMES W. THANOS AS A CLASS I DIRECTOR TO HOLD OFFICE IN ACCORDANCE WITH THE ISRAELI COMPANIES LAW.


NOMINEES FOR CLASS II DIRECTOR

         The Company proposes that Roni Einav be re-elected as a class II director, and Gil Weiser be elected as an additional class II director, each to hold office until the annual meeting of shareholders of the Company to be held in 2005 or until his successor has been duly elected, according to the provisions of the Companies Law and the regulations thereunder.

         Certain information about Messrs. Einav and Weiser is set forth below.


                  NAME, PRINCIPAL OCCUPATION AND DIRECTORSHIPS                         AGE          DIRECTOR SINCE
---------------------------------------------------------------------------------  -----------  ---------------------
RONI EINAV
     Roni Einav has served as a director of the Company since April 2000. From          58              April 2000
     1983 to April 1999, Mr. Einav served as Chairman of the Board of Directors of New Dimension Software, Ltd., a software company that he founded. Mr.
     Einav has also played a role in founding over ten additional Israeli high-tech companies including the following: Liraz Systems Ltd., which owns
     Level 8 Systems, Inc.; Jacada Ltd.; Ultimate Distribution Systems, Inc.;
     CreditView; CePost Ltd.; CeDimension; ComDa Ltd.; and Einav Systems, Inc.
     Mr. Einav is a Major in the Israeli Defense Forces and serves in the
     Systems Analysis Division. Mr. Einav holds a Bachelor of Science degree in
     Management and Industrial Engineering as well as a Master of Science degree in Operations Research from the Technion Institute.

GIL WEISER
     Gil Weiser has been active in the high tech environment for the past thirty        61            Not applicable
     years, with experience ranging from design engineering to management of international companies, as well as community and public activities, from serving the Shevach/Mofet High School to chairing the Haifa University
     Executive Board. Mr. Weiser is chairman or director of the following companies: Fundtech, BBP, Tescom, Regisoft, VKB and Safebit. Mr. Weiser
     currently sits on the board of the Tel Aviv Stock Exchange. From January to
     December 2002, he was the Acting Vice Chairman for ORAMA, an international investment banking group in New York and Tel Aviv. From 1976 to 2000, he served as Chief Executive Officer of the following companies: Digital
     Israel (1976-1993), Fibronics Corp. (1993-1995) and HP Israel (1995-2000).
     Mr. Weiser was the Vice Chairman of the Israel Management Center, heading the multi-national forum, and is a member of the Israel High-Tech
     Association Executive Committee. Mr. Weiser holds a Bachelor of Science degree in Electrical Engineering from the Technion Institute and a Master of Science degree in Electronics and Computers from the University of
     Minnesota in Minneapolis.

VOTE REQUIRED

         RONI EINAV AND GIL WEISER ARE TO BE ELECTED AS CLASS II DIRECTORS BY A SIMPLE MAJORITY OF VOTES CAST (NOT INCLUDING ABSTENTIONS).

         THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE RE-ELECTION OF RONI EINAV AND THE ELECTION OF GIL WEISER AS CLASS II DIRECTORS TO HOLD OFFICE IN ACCORDANCE WITH THE ISRAELI COMPANIES LAW.

NOMINEES FOR CLASS III DIRECTORS

         The Company proposes that Moshe BenBassat and Eddy Shalev be re-elected as class III directors to hold office until the annual meeting of shareholders of the Company to be held in 2006 or until their successors have been duly elected, according to the provisions of the Companies Law and the regulations thereunder.

         Certain information about these three nominees is set forth below.


                  NAME, PRINCIPAL OCCUPATION AND DIRECTORSHIPS                         AGE          DIRECTOR SINCE
---------------------------------------------------------------------------------  -----------  ---------------------
MOSHE BENBASSAT
     Moshe BenBassat co-founded the Company and has served as its Chairman and          55                 1979
     Chief Executive Officer since its inception. From 1987 to 1999, Dr.
     BenBassat served as a professor of Information Systems at the Faculty of
     Management of Tel Aviv University. Dr. BenBassat has also held academic positions at the University of Southern California and the University of
     California at Los Angeles. From 1996 to January 1999, Dr. BenBassat also served as a board member of Tadiran Telecommunications Inc., a telecommunications company. From 1990 to 1996, Dr. BenBassat served as a board member of Tadiran Electronic Systems Ltd., a defense electronics company. Dr. BenBassat holds Bachelor of Science, Master of Science and
     Doctor of Philosophy degrees in Mathematics and Statistics from Tel Aviv
     University.

EDDY SHALEV
     Eddy Shalev has served as a director of the Company since April 1997. Mr.          55              April 1997
     Shalev is the Managing General Partner of Genesis Partners I and Genesis
     Partners II, two venture capital funds with $350 million under management.
     Genesis I has been an investor in the Company since 1997. Mr. Shalev holds a Master of Science degree in Management Information Systems from Tel Aviv
     University.


VOTE REQUIRED

         MOSHE BENBASSAT AND EDDY SHALEV ARE TO BE ELECTED AS CLASS III DIRECTORS BY A SIMPLE MAJORITY OF VOTES CAST (NOT INCLUDING ABSTENTIONS).

         THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE ELECTION OF MOSHE BENBASSAT AND EDDY SHALEV TO ACT AS CLASS III DIRECTORS TO HOLD OFFICE IN ACCORDANCE WITH THE ISRAELI COMPANIES LAW.

 NOMINEES FOR EXTERNAL DIRECTORS

         The Company proposes that Dan Falk and Naomi Atsmon be appointed as external directors until the annual meeting of the shareholders of the Company to be held in the 2006 or until their successors have been duly elected and qualified, according to the provisions of the Companies Law and the regulations thereunder. Dan Falk and Naomi Atsmon may be re-elected for additional three-year terms. Dan Falk and Naomi Atsmon will serve as external directors in addition to Israel Borovich, the Company's current external director, whose term expires in 2004.

         Certain information about these two nominees is set forth below.


                  NAME, PRINCIPAL OCCUPATION AND DIRECTORSHIPS                         AGE          DIRECTOR SINCE
---------------------------------------------------------------------------------  -----------  ---------------------
DAN FALK
     Mr. Falk serves as the chairman of the board of directors of Atara                 58            Not applicable
     Technology Ventures Ltd., an Israeli company engaged in investment in advanced technology enterprises. He is also a member of the boards of directors of Orbotech Ltd., Nice System Ltd., Orad Ltd, Netafim, Dor
     Chemicals Ltd, Attunity Ltd., Visionix Ltd., Ramdor Ltd., Medcon Ltd. and
     Advanced Vision Technology Ltd., all of which are Israeli companies. From
     July 1999 to November 2000, he served as President and Chief Operating
     Officer of Sapiens International Corporation N.V., a Netherlands Antilles
     company engaged in the development of software solutions for large-scale, cross-platform systems. He was Executive Vice President of Orbotech from
     August 1995 to July 1999, and between June 1994 and August 1995 served as its Executive Vice President and Chief Financial Officer. From October 1992
     until June 1994, he was Vice President and Chief Financial Officer of
     Orbotech. He was Director of Finance and Chief Financial Officer of Orbot
     Systems, predecessor of Orbotech Ltd., from 1985 until 1992. He received a
     Master of Business Administration degree in 1973 from the Hebrew University
     School of Business and had 15 years experience in finance and banking, including senior positions at Israel Discount Bank Ltd., prior to joining
     Orbot.

NAOMI ATSMON
     Ms. Atsmon was with Amdocs Ltd. from 1986 until the end of 2002. From 1997         50            Not applicable
     until 2002, she served as a division President, managing large scale billing projects for telephone companies in North America and Europe, with overall responsibility for the profit and loss statement of the division.
     From 1994 until 1997, Ms. Atsmon served as a Vice President at Amdocs Ltd.
     From 1991 until 1994, she was a director for Amdocs Ltd. in charge of softwaredevelopment and customer relations with one of the largest telephone companies in the U.S. Prior to joining Amdocs Ltd., Ms. Atsmon was a project manager at Bank Hapoalim, in charge of a large financial project for the bank controller. During 1976-1981, Ms. Atsmon was a system analyst with Agrexco Ltd. Ms. Atsmon serves as a board member of Jacada
     Ltd. Ms. Atsmon holds a Bachelor of Science degree in Management &
     Industrial Engineering from the Technion Institute, and studiedbusiness administration at Tel-Aviv University.

VOTE REQUIRED

         DAN FALK AND NAOMI ATSMON ARE TO BE ELECTED AS EXTERNAL DIRECTORS BY A SIMPLE MAJORITY OF VOTES CAST (NOT INCLUDING ABSTENTIONS) PROVIDED THAT EITHER:

         - A MAJORITY OF THE VOTES CAST, INCLUDING AT LEAST ONE-THIRD OF THE SHARES HELD BY NON-CONTROLLING SHAREHOLDERS VOTED AT THE MEETING, VOTE IN FAVOR OF THE ELECTION OF FALK AND ATSMON, OR

         - THE TOTAL NUMBER OF SHARES HELD BY NON-CONTROLLING SHAREHOLDERS WHO VOTE AGAINST THE ELECTION OF FALK AND ATSMON DOES NOT EXCEED ONE PERCENT OF THE COMPANY'S AGGREGATE VOTING RIGHTS.

         THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE ELECTION OF DAN FALK AND NAOMI ATSMON TO ACT AS EXTERNAL DIRECTORS TO HOLD OFFICE IN ACCORDANCE WITH THE ISRAELI COMPANIES LAW.

DIRECTORS NOT STANDING FOR ELECTION

         Certain information about the members of the Board of Directors who are not standing for election at the annual meeting of shareholders for 2002 and 2003 is set forth below.

          DR. ISRAEL BOROVICH has served as a director of the Company since July 1997 and as an External Director according to the Israeli Companies Law since July 2001. Dr. Borovich has served as President of Arkia Israeli Airlines and Knafaim-Arkia Holdings Ltd. since 1988. Dr. Borovich also serves as a director of Knafaim-Arkia Holdings, Ltd., Maman-Cargo Terminals & Handling Ltd., Issta Lines Israel Students Travel Company Ltd., Ogen Investments, Ltd., Granit Hacarmel investments, Ltd. and Vulcan Batteries Ltd. Dr. Borovich holds Bachelor of Science, Master of Science and Doctor of Philosophy degrees in Industrial Engineering from the Polytechnic Institute in Brooklyn.

BOARD MEETINGS AND COMMITTEES

         The board of directors of the Company held four meetings during 2001 and four meetings during 2002. The board has a compensation committee and an audit committee, but does not have a nominating committee or any committee performing a similar function. Israel Borovich did not attend three, or 37.5%, of the eight meetings of the board of directors and the audit committee in 2001. See "Director Compensation" for information on the compensation of non-employee directors.

         The compensation committee was formed on February 10, 2000 and during 2001 and 2002 was comprised of two non-employee directors: Israel Borovich and Eddy Shalev. Mr. James Thanos was elected to serve on the compensation committee on March 31, 2003. The compensation committee makes recommendations to the board of directors regarding the Company's executive compensation policies and administers the Company's stock option plans and employee stock purchase plan. The compensation committee did not meet in 2001 and met once in 2002.

         The audit committee was formed on February 10, 2000 and, during 2001 and 2002, consisted of at most three non-employee directors: Israel Borovich, Nathan Gantcher and Eddy Shalev. The audit committee held four meetings during 2001 and five meetings during 2002.

         The audit committee operates pursuant to a written charter, referred to in this document as the audit committee charter, that was adopted by the board of directors on January 30, 2001 and attached to the Company's definitive proxy statement for its annual meeting held on September 7, 2001. Under the provisions of the audit committee charter, the purpose and responsibilities of the audit committee include: (1) making recommendations to the board of directors concerning the appointment and, where appropriate, replacement of independent auditors; (2) reviewing the scope of the audit and related fees; (3) reviewing audit findings and recommendations with independent auditors to determine the adequacy and effectiveness of internal controls; (4) reviewing the appropriateness of accounting principles and financial disclosure practices with independent auditors and the Company's financial management; (5) reviewing related party transactions for potential conflicts of interest; and (6) reviewing the Company's quarterly and annual financial statements prior to filing with the Securities and Exchange Commission, or SEC. The audit committee met four times in 2001 and five times in 2002. See "Audit Committee Report."

         As of the date of this proxy statement, the audit committee currently consists of Dr. Israel Borovich, Eddy Shalev and Nathan Gantcher. Nathan Gantcher is not standing for reelection to the board of directors, and Eddy Shalev will not serve on the audit committee following the annual meeting of shareholders. Naomi Atsmon, Dan Falk and Gil Weiser, if elected as members of the board of directors, will be appointed to the audit committee, and will serve together with Dr. Israel Borovich on the audit committee. Each of Naomi Atsmon, Dan Falk, Gil Weiser and Israel Borovich is "independent," as such term is defined under Rule 4200, as amended, of the listing standards of the National Association of Securities Dealers.

DIRECTOR COMPENSATION

         Our directors currently do not receive cash for services they provide as directors. However, if elected and subject to shareholder ratification and approval at this annual meeting, certain of the Company's non-employee directors, Naomi Atsmon, Israel Borovich, Roni Einav, Dan Falk, James W. Thanos, and Gil Weiser will receive the annual and per meeting fixed participation fees for the category of companies to which the Company belongs under the regulations under the Companies Law as promulgated from time to time (approximately NIS 15,910 annually and NIS 1,010 for each meeting in which they participate). See Proposal 5 for additional information.

         With respect to equity compensation, in February 2001, Mr. Einav, Mr. Thanos and Dr. Borovich were granted options to purchase 30,000 Ordinary Shares at an exercise price of $1.69 per share under the Company's Amended and Restated 2000 Share Option Plan, referred to in this document as the plan. On May 28, 2003, following the annual meeting and in accordance with the plan (or the 2003 Israeli Share Option Plan, as applicable, if approved by the shareholders at the annual meeting), if reelected, Mr. Einav, Mr. Thanos and Dr. Borovich will each receive an automatic grant of options to purchase 15,000 ordinary shares, 7,500 with respect to 2002 and 7,500 with respect to 2003. The exercise price will be the fair market value per share of the ordinary shares on the date of grant, generally determined with reference to the closing sale price for the ordinary shares (or the closing bid if no sales were reported) on the last market trading day prior to grant. The options granted in February 2001 vested monthly over a period of twenty-four (24) months commencing from the date of grant. The options to be granted in May 2003 shall vest as to 100% of the underlying stock on the first anniversary of the date of grant, provided that Mr. Einav, Mr. Thanos and Dr. Borovich each continues to serve as a director on such date. Also under the plan (or the 2003 Israeli Share Option Plan), on May 28, 2003, if elected as a member of the board of directors, Gil Weiser will receive an automatic grant of options to purchase 30,000 ordinary shares following the annual meeting. The exercise price will be the fair market value per share of the ordinary shares on the date of grant, generally determined with reference to the closing sale price for the ordinary shares (or the closing bid if no sales were reported) on the last market trading day prior to grant. These options vest as to 25% of the underlying stock on the first anniversary of the date of grant and as to an additional 25% of the underlying stock on each anniversary of the date of grant thereafter.

         If elected as members of the board of directors and subject to shareholder approval, Naomi Atsmon and Dan Falk will each receive options to purchase 30,000 ordinary shares following the annual meeting. The exercise price will be the fair market value per share of the ordinary shares on the date of grant, generally determined with reference to the closing sale price for the ordinary shares (or the closing bid if no sales were reported) on the last market trading day prior to grant. These options vest as to 25% of the underlying stock on the first anniversary of the date of grant and as to an additional 25% of the underlying stock on each anniversary of the date of grant thereafter. See Proposal 4 for additional information.



                                 PROPOSAL NO. 2

                     APPOINTMENT OF INDEPENDENT ACCOUNTANTS

         1. The audit committee has recommended the appointment of Brightman Almagor & Co., a member firm of Deloitte Touche Tohmatsu, independent accountants, referred to in this document as Brightman Almagor, as the Company's independent accountants for the year ending December 31, 2003, and the affirmative vote of the holders of a majority of the votes cast at the Annual Meeting is required to implement the audit committee's recommendation. The remuneration of the auditors shall be determined by the audit committee according to the nature and volume of their services and then ratified by the full board of directors.

         2. Brightman Almagor has been the Company's independent accountant since December 31, 2002. Luboshitz Kasierer & Co., an affiliate member firm of Ernst & Young International, formerly a member firm of Arthur Andersen LLP and referred to in this document as Luboshitz Kasierer, were the Company's independent accountants until December 31, 2002. On December 31, 2002, at a special meeting and pursuant to a recommendation from the audit committee, the shareholders approved the termination of Luboshitz Kasierer and the appointment of Brightman Almagor & Co. as the Company's independent accountants.

         3. As the Company announced on October 21, 2002, during the third quarter of 2002, the audit committee, with the assistance of outside advisors, conducted a review of the Company's financial statements for 2000 and 2001 and for the first six months of 2002. Upon the conclusion of this review, the Company determined to restate its historical financial statements for these periods and the audit committee decided to recommend to the Company's shareholders that they dismiss Luboshitz Kasierer as the Company's auditors and engage Brightman Almagor as the Company's new auditors.

         4. Luboshitz Kasierer's reports on the Company's consolidated financial statements for 2001 and 2002, the two fiscal years prior to its termination, did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

         5. Additionally, except to the extent discussed below, during the two fiscal years prior to the termination of Luboshitz Kasierer and through the date of such termination, there were no disagreements between the Company and Luboshitz Kasierer on any matter of accounting principles or practices, financial statement disclosure, or auditing scope procedure which, if not resolved to Luboshitz Kasierer's satisfaction, would have caused Luboshitz Kasierer to make reference to the subject matter of the disagreement in connection with its reports. Furthermore, there were no reportable events, as listed in Item 304(a)(1)(v) of Regulation S-K.

         6. During fiscal year 2001, the Company entered into an agreement to sell certain receivables to a bank. As a result of the sale, the Company's management believed that it was appropriate to reduce accounts receivable in the Company's financial statements and to increase cash to reflect proceeds of the sale. Because the language in the agreement with the bank provided the bank with recourse to the Company in the event the receivables could not be collected, Luboshitz Kasierer recommended that the receivables sold continue to be recorded as receivables and not cash. Following discussions between the Company's management and audit committee and Luboshitz Kasierer in connection with the audit of the Company's financial statements for the year ended December 31, 2001, the Company accepted the recommendation of Luboshitz Kasierer. The Company has authorized Luboshitz Kasierer to respond fully to the inquiries of Brightman Almagor concerning the subject matter of this disagreement.

         7. Further, during 2000 and 2001, the Company's two most recent fiscal years prior to the termination of Luboshitz Kasierer and through the date of such termination, except as provided below, the Company did not consult Brightman Almagor with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

         8. Brightman Almagor and another independent advisor were retained by the audit committee as outside advisors. Brightman Almagor was specifically retained for the following services: (i) to perform a special internal corporate investigation regarding software revenue recognition by the Company and the Company's United Kingdom subsidiary in the years 2000 and 2001, (ii) to review the work of the other advisor retained by the audit committee regarding the United States subsidiary of the Company, on the same issues, and (iii) to submit to the audit committee Brightman Almagor's recommendations following such work. The results of the work done by the outside advisors pointed out what was perceived to be erroneous accounting treatment of revenue recognition in certain situations. Following receipt of the results of the investigations made by the Audit Committee, with the assistance of the outside advisors, the Company made the determination to restate its historical financial statements for the years 2000, 2001 and the first six months of 2002.

         9. Luboshitz Kasierer was consulted regarding the revenue recognition issues raised in the investigation mentioned above. Luboshitz Kasierer presented its views to the audit committee that the recognition of revenue in the financial statements for 2000 and 2001 and for the first six months of 2002 was proper in light of the Company's historical sales experience.

         10. The Company provided Brightman Almagor with a copy of the foregoing disclosure and with an opportunity to furnish the Company with a letter addressed to the Commission containing any new information, clarification of the Company's expression of Brightman Almagor views, or the respects in which Brightman Almagor does not agree with the statements made herein. Brightman Almagor indicated that it concurs with the foregoing disclosure and that such a letter is not required.

         Prior to the special meeting of shareholders held on December 31, 2002, the Company provided Luboshitz Kasierer a copy of proposed disclosure regarding the foregoing matters. The disclosure provided to Luboshitz Kasierer, and later filed on December 5, 2002 as a section of the Company's proxy statement entitled "Appointment of Independent Accountants," was substantially in the form of paragraphs 1-10 above. Luboshitz Kasierer's response to such disclosure is set forth below.

         RESPONSE OF LUBOSHITZ KASIERER. "We have read the statements made by the Company in the section `Appointment of Independent Accountants' of this Proxy Statement, which we understand will be filed with the Securities and Exchange Commission as part of the Company's proxy statement for the special meeting of the Company's shareholders to be held on December 31, 2002 (the "Proxy Statement"), and have the following comments regarding the statements made in the paragraphs numbered 3 through 9 above, which are made pursuant to the requirements of Section 304(a) of Regulation S-K and are substantially similar to the statements made by the Company in Item 4, Changes in Registrant's Certifying Accountant, of its Form 8-K, dated October 7, 2002 filed October 28, 2002, as amended by the Company's Form 8-K/A, dated November 7, 2002 filed November 13, 2002:

         1. We are not in a position to agree or disagree with the Company's statements made in paragraphs 3, 7 and 8 above.

         2. We disagree with the statements made in paragraph 9 above. We were informed by the Audit Committee of Brightman Almagor's investigation, and we advised the Audit Committee that, in our opinion, based on management representations to us and the audit work conducted by us, the consolidated balance sheets of the Company and its subsidiaries as of December 31, 2000 and 2001, and the related consolidated statements of operations, changes in shareholders' equity and cash flows for the years ended December 31, 2000 and 2001, as initially filed publicly by the Company, presented fairly, in all material respects, the consolidated financial position of the Company and its subsidiaries as of December 31, 2000 and 2001, and the consolidated results of operations, changes in shareholders' equity and cash flows for the years ended December 31, 2000 and 2001, in conformity with generally accepted accounting principles in the United States ("GAAP"). We have also advised the Audit Committee that, based on management representations to us and our review, we were not aware of any material modifications that should have been made to the Company's financial statements for the first six months of 2002 in order for them to be in conformity with GAAP at the time they were filed publicly by the Company.

               We are not required or have no basis to agree or disagree with any of the other statements contained in the Proxy Statement."

VOTE REQUIRED

         The approval of this proposal requires the affirmative vote of a majority of the votes cast on the proposal at the annual meeting.

         THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" APPOINTMENT OF BRIGHTMAN ALMAGOR AS THE COMPANY'S INDEPENDENT ACCOUNTANTS AND AUTHORIZE THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS TO DETERMINE, AND THE BOARD OF DIRECTORS TO RATIFY, THEIR COMPENSATION.

                             AUDIT COMMITTEE REPORT

         In connection with the issuance of the Company's Annual Report on Form 10-K, the Audit Committee of the Board of Directors of the Company:

         1. Reviewed and discussed the Company's audited financial statements for the years ended December 31, 2001 and 2002 with Company management.

         2. Met with Brightman Almagor, the Company's independent auditors to review the audited financial statements and to discuss with the auditors all matters required to be discussed by the Auditing Standards Board Statement of Auditing Standards (SAS) No. 61, as amended.

         3. Requested, obtained from and discussed with the independent auditors written disclosures and a letter required by Independent Standards Board (ISB) Standard No. 1, as amended, that the auditors were in all respects independent.

         AUDIT FEES. Luboshitz Kasierer billed to the Company an aggregate of approximately $57,000 for professional services rendered by Luboshitz Kasierer in connection with its audit of the Company's financial statements for the fiscal year ended December 31, 2001 and its review of the Company's financial statement included in quarterly reports on Form 10-Q during fiscal year 2001. Luboshitz Kasierer billed to the Company an aggregate of approximately $17,000 for professional services rendered by Luboshitz Kasierer in connection with its audit of the Company's financial statements for fiscal year 2002 and its review of the Company's financial statements included in quarterly reports on Form 10-Q during fiscal year 2002.

         Brightman Almagor billed to the Company an aggregate of approximately $32,000 for professional services rendered by Brightman Almagor in connection with its audit of the Company's financial statements for the fiscal year ended December 31, 2002 and its review of the Company's financial statement included in quarterly reports on Form 10-Q during fiscal year 2002. Brightman Almagor also billed the Company an aggregate of $40,000 for professional services rendered by Brightman Almagor in connection with the reaudit of the financial statements for 1999, 2000 and 2001 and for the first six months of 2002.

         FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION. During fiscal years 2001 and 2002, neither Brightman Almagor nor Luboshitz Kasierer billed for any professional services for financial information systems design or implementation as described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X (17 CFR ss. 210.2-01(c)(4)(ii)).

         ALL OTHER FEES. Brightman Almagor billed the Company an aggregate of approximately $50,000 for special investigation. Luboshitz Kasierer billed the Company an aggregate of approximately $38,000 for tax consulting services rendered in 2001. Luboshitz Kasierer did not bill the Company for tax consulting services rendered in 2002.

         The audit committee considered the services rendered by Brightman Almagor & Co. during fiscal year 2002 that were not related to Brightman Almagor's audit of the Company and determined that such services were compatible with such auditor's independence. The audit committee also considered the services rendered by Luboshitz Kasierer during fiscal year 2002 that were not related to Luboshitz Kasierer's audit of the Company and determined that such services were compatible with such auditor's independence.

         As a result of the above-referenced review and discussions with the Company's management and independent auditors, the audit committee recommended to the board of directors that the audited financial statements for the fiscal year 2002 be accepted and included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 for filing with the SEC.

                              Respectfully Submitted by the 2002 Audit Committee of the Board of Directors:

                              Eddy Shalev - Chairman of the Audit Committee Israel Borovich
                              Nathan Gantcher



                                 PROPOSAL NO. 3

               RATIFICATION AND APPROVAL OF GRANT OF STOCK OPTIONS
                      TO MEMBERS OF THE BOARD OF DIRECTORS

BACKGROUND

         Regulations under the Israeli Companies Law also govern the option consideration to be received by Naomi Atsmon and Dan Falk if they are elected as external directors at this annual meeting. In accordance with these regulations, following recommendation and approval by the audit committee, the board of directors has approved the grant to to each of Ms. Atsmon and Mr. Falk , subject to shareholder approval and their election as members of the board of directors at this meeting, of options to purchase 30,000 ordinary shares following the annual meeting. The exercise price will be the fair market value per share of the ordinary shares on the date of grant, generally determined with reference to the closing sale price for the ordinary shares (or the closing bid if no sales were reported) on the last market trading day prior to grant. These options will vest as to 25% of the underlying stock on the first anniversary of the date of grant and as to an additional 25% of the underlying stock on each anniversary of the date of grant thereafter.

         On March 31, 2003, following the recommendation of and approval by the audit committee, the board of directors approved the grant of an option to purchase 250,000 ordinary shares to Moshe BenBassat, the Company's Chairman of the Board and Chief Executive Officer, subject to shareholder approval and effective following the annual meeting. The exercise price will be the fair market value per share of the ordinary shares on the date of grant, determined with reference to the closing sale price for the ordinary shares (or the closing bid if no sales were reported) on the last market trading day prior to grant. This option will vest as to 58,000 shares of the underlying stock on the date of grant, and the remaining will vest monthly in equal amounts over a period of 24 months commencing on the date of grant.

PROPOSAL

         IT IS HEREBY PROPOSED TO RATIFY AND APPROVE THE STOCK OPTION GRANTS AS SPECIFIED BELOW FOR THE APPLICABLE NUMBER OF ORDINARY SHARES ON THE TERMS SPECIFIED ABOVE:
                                                          ORDINARY SHARES
                                                           REPRESENTED BY
NAME                                                         OPTIONS
----                                                         -------
Naomi Atsmon                                                    30,000
Dan Falk                                                        30,000
Moshe BenBassat                                                250,000

VOTE REQUIRED

         The approval of this proposal requires the affirmative vote of a majority of the votes cast on the proposal at the annual meeting.

         THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE APPROVAL OF THE GRANT OF STOCK OPTIONS AS SET FORTH ABOVE.



                                 PROPOSAL NO. 4

             RATIFICATION AND APPROVAL OF GRANT OF CASH COMPENSATION
                      TO MEMBERS OF THE BOARD OF DIRECTORS

BACKGROUND

         Regulations under the Israeli Companies Law govern the compensation paid by the Company to its external directors. In addition, all compensation paid to directors is subject to approval of shareholders.

         In accordance with these regulations, on December 5, 2002, the board of directors adopted a resolution, subject to shareholder approval, and following the recommendation and approval by the audit committee, approving a cash compensation arrangement for outside directors (the Company's external directors and all other directors, other than directors that are employees of the Company and directors that beneficially own, or otherwise represent a shareholder that beneficially owns, 5% or more of the outstanding shares of the Company). Under this arrangement, outside directors will receive the fixed annual and per meeting participation fees provided in the regulations under the Companies Law that are payable by the Company to its external directors. The fixed fees shall be based upon the "fixed amounts" set forth in the second and third supplements to the Israeli Companies Regulations (Rules for Compensation and Expenses of External Directors), as amended, updated and adjusted from time to time, referred to in this document as the regulations. Based on the category to which the Company belongs, under the regulations, the current participation fees payable by the Company to its external directors equal NIS 15,910 for the annual fee and NIS 1,010 for the per meeting participation fees. Such amounts may be updated from time to time as provided in the regulations.

PROPOSAL

         IT IS HEREBY PROPOSED TO RATIFY AND APPROVE THE PAYMENT BY THE COMPANY TO EACH OF ITS CURRENT AND FUTURE OUTSIDE DIRECTORS (I.E., THE COMPANY'S EXTERNAL DIRECTORS AND ALL OTHER DIRECTORS, OTHER THAN DIRECTORS THAT ARE EMPLOYEES OF THE COMPANY AND DIRECTORS THAT BENEFICIALLY OWN, OR OTHERWISE REPRESENT A SHAREHOLDER THAT BENEFICIALLY OWNS, 5% OR MORE OF THE OUTSTANDING SHARES OF THE COMPANY) THE ANNUAL AND PER MEETING PARTICIPATION FIXED FEES (CURRENTLY NIS 15,910 AS AN ANNUAL FEE AND NIS 1,010 FOR A MEETING PARTICIPATION
FEE) FOR THE CATEGORY OF COMPANIES TO WHICH THE COMPANY BELONGS, UNDER THE REGULATIONS UNDER THE COMPANIES LAW FROM TIME TO TIME.

VOTE REQUIRED

         The approval of this proposal requires the affirmative vote of a majority of the votes cast on the proposal at the annual meeting.

         The Company's board of directors unanimously recommends voting "FOR" the approval of the grant of cash compensation as set forth above.



                                 PROPOSAL NO. 5

             APPROVAL OF ADOPTION OF 2003 ISRAELI SHARE OPTION PLAN

         We are asking our shareholders to approve our 2003 Israeli Share Option Plan (the "2003 Israeli Plan" or the "Plan") so that we can use it to achieve the Company's goals and also receive favorable tax treatment for the employees, consultants, directors and other service providers that receive options granted thereunder. Our Board of Directors has approved the 2003 Israeli Plan, subject to approval from our shareholders at the annual meeting.

         The maximum aggregate number of Shares that may be subject to options and sold under the 2003 Israeli Plan and the Company's Amended and Restated 2000 Share Option Plan (the "2000 Plan"), is 3,000,000 Shares, subject to increase pursuant to Section 3 of the 2000 Plan (which provides for an annual increase to be added to the number of Shares on the first day of the Company's fiscal year equal to the lesser of (i) 5% of the outstanding shares on such date, (ii) 1,250,000 Shares or (iii) a lesser amount determined by the Board). No stock options will be granted under the 2003 Israeli Plan until the annual meeting.

         We believe strongly that the approval of the 2003 Israeli Plan is essential to our continued success. Our employees are our most valuable asset. Stock options such as those provided under the 2003 Israeli Plan are vital to our ability to attract and retain outstanding and highly skilled individuals in the extremely competitive labor markets in which we must compete. Such stock option awards also are crucial to our ability to motivate employees to achieve the Company's goals.

SUMMARY OF THE 2003 ISRAELI PLAN

         The following paragraphs provide a summary of the principal features of the 2003 Israeli Plan and its operation. The following summary is qualified in its entirety by reference to the Plan as set forth in Annex A.

BACKGROUND AND PURPOSE OF THE PLAN

         The Plan is intended to attract, motivate, and retain employees, consultants, directors and other service providers who provide significant services to us.

ADMINISTRATION OF THE PLAN

         Our Board of Directors or a committee appointed by our Board of Directors (the "Committee") administers the Plan. Subject to the terms of the Plan, the Committee will have the power to recommend to our Board of Directors, and our Board of Directors will have the power and authority to select the employees and consultants who will receive stock option awards and determine the terms and conditions of stock option awards (for example, the exercise price and vesting schedule). The Committee will have full power and authority to interpret the provisions of the Plan and outstanding options granted thereunder.

         If a stock option expires or is cancelled without having been fully exercised or vested, the shares covered by such option will be returned to the available pool of the Company's ordinary shares (the "Shares") reserved for issuance under the 2000 Plan. Also, if we experience a share dividend, recapitalization or other change in our capital structure, the number, class and kind of shares available for issuance under the Plan, and the outstanding stock option awards, may be adjusted as appropriate to reflect the share dividend or other change.

ELIGIBILITY TO RECEIVE AWARDS

         Our Board of Directors, upon the recommendation of the Committee, selects the employees and consultants who will be granted discretionary stock option awards under the Plan. The actual number of individuals who will receive a stock option award under the Plan cannot be determined in advance because our Board of Directors has the discretion to select the participants. Instead, under the Plan, the Company's external directors and all other directors other than employees of the Company or controlling shareholders ("Qualified Outside Directors") are automatically granted options to purchase a pre-determined number of Shares.

STOCK OPTIONS

         A stock option is the right to acquire Shares at a fixed exercise price for a fixed period of time. Under the Plan, our Board of Directors may grant options that qualify for favorable tax treatment under Israeli tax law. Our Board of Directors will determine the number of Shares covered by each option.

         The exercise price of the Shares subject to each option is set by the Board of Directors in its discretion in accordance with applicable law.

         An option granted under the Plan cannot generally be exercised until it becomes vested. Our Board of Directors establishes the vesting schedule of each option at the time of grant. Options become exercisable at the times and on the terms established by our Board of Directors. Options granted under the Plan expire at the times established by our Board of Directors.

         The exercise price of each option granted under the Plan must be paid in full at the time of exercise. Our Board of Directors also may permit payment through the tender of Shares that are already owned by the participant, or by any combination of cash and Shares. The participant must pay any taxes the Company is required to withhold at the time of exercise.

QUALIFIED OUTSIDE DIRECTOR STOCK OPTIONS

         Under the Plan, Qualified Outside Directors will receive annual, automatic, non-discretionary grants of stock options.

         Each new Qualified Outside Director (other than external directors) will receive an option to purchase 30,000 Shares as of the date he or she first becomes a Qualified Outside Director (the "First Option"). Following each annual meeting of shareholders of the Company thereafter, each Qualified Outside Director (including external directors) will receive an additional option to purchase 7,500 Shares (the "Subsequent Option"), provided that he or she remains an eligible Qualified Outside Director and has served as a director for at least the preceding six months.

         The First Option vests as to 25% of the underlying Shares on each anniversary of the applicable grant date (assuming that the grantee remains a Qualified Outside Director on each scheduled vesting date). The Subsequent Options vest as to 100% of the underlying Shares on the anniversary of the applicable grant date (assuming that the grantee remains a Qualified Outside Director on such date).

CHANGE OF CONTROL

         In the event of a merger, acquisition or reorganization by or with one or more entities, in which the Company is not the surviving entity, or a sale of all or substantially all of the assets of the Company, the successor corporation will either assume or provide a substitute stock option award for each outstanding stock option. In the event the successor corporation refuses to assume or provide a substitute stock option award, the Committee will provide at least 15 days notice that the option will immediately vest and become exercisable as to all of the Shares subject to such award and that such award will terminate upon the expiration of such notice period.

STOCK OPTION AWARDS TO BE GRANTED TO CERTAIN INDIVIDUALS AND GROUPS

         The number of stock option awards that an employee or consultant may receive under the Plan is in the discretion of the Committee and therefore cannot be determined in advance. The following table sets forth (a) the aggregate number of Shares subject to options granted under the Amended and Restated 2000 Share Option Plan during the last fiscal year and (b) the average per share exercise price of such options.

----------------------------------------- -------------------------------------- --------------------------------------
NAME OF INDIVIDUAL OR GROUP               NUMBER OF OPTIONS GRANTED              WEIGHTED AVERAGE PER SHARE EXERCISE
                                                                                 PRICE
----------------------------------------- -------------------------------------- --------------------------------------
All executive officers, as a group        48,000                                 $1.40
----------------------------------------- -------------------------------------- --------------------------------------
All directors who are not executive       0                                      0
officers, as a group
----------------------------------------- -------------------------------------- --------------------------------------
All employees who are not executive       465,500                                $1.35
officers, as a group
----------------------------------------- -------------------------------------- --------------------------------------

LIMITED TRANSFERABILITY OF STOCK OPTIONS

         Stock options granted under the Plan generally may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the applicable laws of descent and distribution.

ISRAELI INCOME TAX ASPECTS

            The following is a brief summary of certain of the Israeli income tax. Consequences of certain transactions under the 2000 Plan based on Israeli income tax laws currently in effect. The discussion is based on new legislation yet to be subject to judicial or administrative interpretation, and there can be no assurance that the views expressed herein will accord with any such interpretation in the future. This discussion is not intended and does not cover all possible tax considerations.

            TAX CONSEQUENCES TO PARTICIPANTS. In general: (i) no income is recognized by an optionee at the time an Option is granted or at the time of exercise of the option; and (ii) at the time the shares are sold, ordinary income (subject to maximum tax rate of 50% plus additional social service payments ("Bituach Leumi")) will be recognized by the optionee in an amount equal to the difference between the price paid by a third party for the Shares and the exercise price paid by the optionee.

            Special provisions under Section 102(b)(2) to the Israeli tax code. If the Company elects to offer Options to its employees (and non employee directors) via an "Approved Capital Election" and so long as: (i) the program is filed with the Israeli tax authorities; (ii) the Options are granted to employees of the Company or its subsidiary; (iii) the employee does not hold more than 10% of the means of control in the employer company; (iv) options (or shares upon exercise of options) are held by an approved nominee for a period of not less then two years commencing at the beginning of the consecutive tax year (ordinarily January 1st); (v) the Company uses the Approved Capital Election for a consecutive time frame of one year beginning of the consecutive tax year when the first Approved Capital Election was made; and (vi) additional technical reporting and filling demands are met, then:

          (i) No income will be recognized by an employee optionee at the time an Option is granted or at the time of exercise of the Option by the nominee,

          (ii) At the time the shares are sold (or forwarded to the employee from the nominee) the gain equal to the difference between the price paid by a third party for the Shares (or their market fair value, if forwarded to employee) and the exercise price paid by employee optionee will be treated as capital gain (subject to a tax rate of 25%) plus no Bituach Leumi; and

          (iii) According to Section 102(b)(3), if the exercise price is less than the fair market value at the time of issuance of the options, the difference would be regarded as ordinary income (subject to a maximum rate of 50% plus Bituach Leumi) to be paid at the time of the sale of the shares (or at the time the shares are forwarded to the employee to the nominee).

Special rules may apply if the optionee relocates his residence from Israel.

         TAX CONSEQUENCES TO THE COMPANY OR SUBSIDIARY. Ordinarily, the benefit to an optionee from an option grant (regular income or capital gains, as described above) is regarded as a taxable expense to the employer only up to the difference between the exercise price and the share fair market price at the time the Options were granted, if any, and only if the company recognized such expenses according to common accounting practice. In addition, (i) generally, at the time of the sale of the shares, the employing company will be required to pay employers Bituach Leumi, and to deduct at source and forward to the Israeli tax authorities income tax and Bituach Leumi on behalf of the employee on the full amount of the ordinary income; and (ii) if the Company elects to offer Options to its employees (and non employee directors) via an "Approved Capital Election", the Company will have to pay employers Bituach Leumi, and deduct at source and forward to the Israeli tax authorities income tax and Bituach Leumi, only if the exercise price is less than the fair market value at the time of issuance of the options (and only with respect to such amount). The Company will be required to issue tax approved option grants through the Approved Capital Election for a consecutive time frame of one year beginning of the consecutive tax year when the first Approved Capital Election was made.

         If shares are issued by a company other than the employer company (such as by its parent company), then the taxable expense to the employer company is capped at the amount paid by the employer company to the issuing company as reimbursement for the issuance of the securities to the employee.

AMENDMENT AND TERMINATION OF THE PLAN

         The Board generally may amend or terminate the Plan at any time and for any reason.

SUMMARY

         We believe strongly that the approval of the Plan is essential to our continued success. Awards such as those provided under the Plan constitute an important incentive for key employees and other service providers of the Company and help us to attract, retain and motivate people whose skills and performance are critical to our success. Our employees are our most valuable asset. We strongly believe that the Plan is essential for us to compete for talent in the very difficult labor markets in which we operate.

PROPOSAL

         IT IS HEREBY PROPOSED TO APPROVE THE ADOPTION OF THE 2003 ISRAELI SHARE OPTION PLAN AS ATTACHED ON ANNEX A.

VOTE REQUIRED

         The approval of this proposal requires the affirmative vote of a majority of the votes cast on the proposal at the annual meeting.

         THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE APPROVAL OF THE ADOPTION OF THE 2003 SHARE OPTION PLAN AS ATTACHED ON ANNEX A.


                                 PROPOSAL NO. 6

                     RATIFICATION AND APPROVAL OF EMPLOYMENT
               AGREEMENT WITH CHAIRMAN AND CHIEF EXECUTIVE OFFICER

         The Israeli Companies Law requires shareholders to approve the compensation paid by the Company to its directors. We are asking our shareholders to ratify and approve the execution of a revised employment agreement with Moshe BenBassat, our Chairman and Chief Executive Officer.

         Under the terms of the revised employment agreement, the base salary and bonus provisions remain the same. The provisions relating to certain of Mr. BenBassat's employee benefits (Sections 3 and 4 of the agreement) have been revised. Mr. BenBassat has also agreed to a 14.5% reduction in his base salary to $192,375. The base salary shall be returned to the amount set forth in the employment agreement upon the request of Mr. BenBassat. The revised employment agreement will be substantially in the form attached hereto as Annex B.

PROPOSAL

         IT IS HEREBY PROPOSED TO RATIFY AND APPROVE THE EXECUTION OF A REVISED EMPLOYMENT AGREEMENT WITH MOSHE BENBASSAT, THE COMPANY'S CHAIRMAN AND CHIEF EXECUTIVE OFFICER, SUBSTANTIALLY IN THE FORM ATTACHED HERETO AS ANNEX B.

VOTE REQUIRED

         The approval of this proposal requires the affirmative vote of a majority of the votes cast on the proposal at the annual meeting.

         THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE APPROVAL OF THE EXECUTION OF THE REVISED EMPLOYMENT AGREEMENT AS ATTACHED AS ANNEX B.


                                 PROPOSAL NO. 7

                          INDEMNIFICATION OF DIRECTORS

         The Company intends to issue to its directors letters of exemption and indemnification, in the form attached hereto as Annex C. The aggregate amount of the indemnification may not exceed $20 million, for all persons and all events to be indemnified. The Israeli Companies Law requires shareholder approval for the letters to be issued to the directors.

         In connection with the issuance of such letters of exemption and indemnification, the Company has proposed amending the Company's Articles of Association to permit the Company to exempt a director and officer for damages resulting from a breach of his or her duty of care toward the Company.

PROPOSAL

         IT IS HEREBY PROPOSED TO RATIFY AND APPROVE THE ISSUANCE OF LETTERS OF EXEMPTION AND INDEMNIFICATION TO CURRENT AND FUTURE DIRECTORS OF THE COMPANY SUBSTANTIALLY IN THE FORM ATTACHED HERETO AS ANNEX C.

         IT IS HEREBY PROPOSED TO APPROVE AN AMENDMENT TO THE COMPANY'S ARTICLES OF ASSOCIATION BY ADDING A NEW CLAUSE (D) TO SECTION 98, WHICH SHALL READ AS
FOLLOWS:

                  (D) EXEMPT AN OFFICER PROSPECTIVELY FROM LIABILITY, IN WHOLE OR IN PART, FOR DAMAGE RESULTING FROM A BREACH OF HIS OR HER DUTY OF CARE TOWARD THE COMPANY.

VOTE REQUIRED

         The approval of this proposal requires the affirmative vote of a majority of the votes cast on the proposal at the annual meeting.

         THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE APPROVAL OF LETTERS OF EXEMPTION AND INDEMNIFICATION AS SET FORTH ABOVE AND "FOR" THE APPROVAL OF THE AMENDMENT TO THE COMPANY'S ARTICLES OF ASSOCIATION.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information with respect to the beneficial ownership of the Company's ordinary shares as of March 28, 2003 for:

         o the Company's Chief Executive Officer and its four other most highly compensated executive officers who were serving during and at the end of 2002, referred to collectively as the named executive officers;

         o     each of the Company's directors;

         o each person or group known by the Company to beneficially own more than 5% of its outstanding ordinary shares; and

         o     all of the Company's executive officers and directors as a group.

         Beneficial ownership of ordinary shares is determined in accordance with the rules of the SEC and generally includes any ordinary shares over which a person exercises sole or shared voting or investment powers, or of which a person has a right to acquire ownership at any time within 60 days of March 28, 2003. Except as otherwise indicated, and subject to applicable community property laws, the persons named in this table have sole voting and investment power with respect to all ordinary shares held by them. Applicable percentage ownership in the following table is based on 26,373,249 shares outstanding as of March 28, 2003.

         Unless otherwise indicated below, the address of each of the principal shareholders is c/o ClickSoftware Technologies Ltd., 34 Habarzel Street, Tel Aviv, Israel.

                                                                                          ORDINARY SHARES
                                                                                         BENEFICIALLY OWNED
                                                                                   -------------------------------
NAME AND ADDRESS                                                                       NUMBER          PERCENT
---------------------------------------------------------------------------------- --------------   --------------
     NAMED EXECUTIVE OFFICERS AND DIRECTORS

     Moshe BenBassat (1)....................................................         5,318,595          19.8%

     Shimon Rojany   (2)....................................................           513,551          1.9%

     David Schapiro  (3)....................................................           272,941          1.0%

     Corey Leibow    (4) ...................................................           202,312          *

                                                                                          ORDINARY SHARES
                                                                                         BENEFICIALLY OWNED
                                                                                   -------------------------------
NAME AND ADDRESS                                                                       NUMBER          PERCENT
---------------------------------------------------------------------------------- --------------   --------------
     Hannan Carmeli  (5) ...................................................           133,617          *

     Amit Bendov     (6) ...................................................           230,691          *

     Shmuel Arvatz   (7) ...................................................                 -          *

     Nathan Gantcher (8)....................................................           118,542          *

     Israel Borovich (9)....................................................            45,000          *

     Roni Einav     (10)....................................................            41,563          *

     James Thanos   (11)....................................................            50,000          *

     Eddy Shalev    (12)....................................................
         c/o Genesis Partners
         50 Dizengoff Street
         Tel-Aviv 64332, Israel ............................................         2,871,270         10.9%

     Entities affiliated with Genesis Partners (12)
         50 Dizengoff Street
         Tel-Aviv 64332, Israel.............................................         2,871,270         10.9%

     Entities affiliated with Oak Investments Partners (13)
         525 University Avenue, Suite 1300
         Palo Alto, CA  94301...............................................         4,724,025         17.9%

     Liberty Wanger Asset Management (14)
         227 West Monroe Street, Suite 3000
         Chicago, IL 60606-5016.............................................         1,660,000          6.3%

     All executive officers and directors as a group (14 persons)...........         9,798,082         36.7%

-------------------------
* Less than one percent.
(1) Includes 2,246,887 shares held by Dr. BenBassat's spouse, Idit BenBassat. Also includes options to purchase 496,392 ordinary shares exercisable within 60 days of March 28, 2003 held by Dr. BenBassat.
(2) Includes options to purchase 158,906 ordinary shares exercisable within 60 days of March 28, 2003 held by Mr. Rojany. Mr. Rojany was a Named Executive Officer in 2002, but was replaced as Chief Financial Officer of the Company effective October 20, 2002.
(3) Includes options to purchase 272,941 ordinary shares exercisable within 60 days of March 28, 2003 held by Mr. Schapiro.
(4) Includes options to purchase 169,312 ordinary shares exercisable within 60 days of March 28, 2003 held by Mr. Leibow, our Chief Operating Officer until December 31, 2002.
(5) Includes options to purchase 125,465 ordinary shares exercisable within 60 days of March 28, 2003 held by Mr. Carmeli.
(6) Includes options to purchase 222,878 ordinary shares exercisable within 60 days of March 28, 2003 held by Mr. Bendov.
(7) Mr. Arvatz was appointed as Chief Financial Officer effective October 20, 2002. The Company has agreed to grant Mr. Arvatz an option to purchase 260,000 ordinary shares.
(8) Includes options to purchase 68,542 ordinary shares exercisable within 60 days of March 28, 2003 held by Mr. Gantcher.
(9) Includes options to purchase 45,000 ordinary shares exercisable within 60 days of March 28, 2003 held by Dr. Borovich.
(10) Includes options to purchase 41,563 ordinary shares exercisable within 60 days of March 28, 2003 held by Mr. Einav.
(11) Includes options to purchase 45,000 ordinary shares exercisable within 60 days of March 28, 2003 held by Mr. Thanos.

(12) Includes ordinary shares held by Genesis Partners I L.P. and Genesis Partners I (Cayman) L.P. Eddy Shalev is a managing general partner of Genesis Partners I, L.P. and Genesis Partners I (Cayman) L.P. Mr. Shalev disclaims beneficial ownership of these shares, except for his proportional interest therein, if any.
(13) Includes 4,616,320 ordinary shares held by Oak Investment Partners VI, L.P. and 107,705 ordinary shares held by Oak VI Affiliates Fund, L.P., as reported on Schedule 13-G filed with the SEC for fiscal 2001.
(14) As reported on Schedule 13-G filed with the SEC for fiscal 2002.


                         EXECUTIVE OFFICER COMPENSATION

COMPENSATION ARRANGEMENTS

          The Company has entered into employment agreements with Moshe BenBassat, its Chief Executive Officer and Shmuel Arvatz, its Chief Financial Officer. The agreements provide that the executives' employment relationships are "at-will" and may be terminated at any time by either the Company or the executive with or without cause and following three months notice to Mr. Arvatz. The agreements provide that in the event the executive is terminated by the Company without cause, the executive shall be entitled to severance payments in amounts equal to twelve months of annual base salary as of the date of termination for Dr. BenBassat and three months of the annual base salary as of the date of termination for Mr. Arvatz. Dr. BenBassat is entitled to full acceleration of option vesting in the event of a change in control, and Mr. Arvatz is entitled on his promised options to 50% vesting or 100% vesting, depending on the conditions of a change of control. The executive's right to receive the benefits set forth above will immediately terminate if the executive competes with the Company during the six or twelve months following termination of employment with the Company.

COMPENSATION COMMITTEE

         The compensation committee is currently comprised of Israel Borovich, Eddy Shalev and James W. Thanos. Dr. Borovich and Messrs. Shalev and Thanos have been and will be independent, non-employee members of the board of directors. No interlocking relationship exists between the Company's board of directors or compensation committee and the board of directors or compensation committee of any other company, nor has such an interlocking relationship existed in the past. The compensation committee is responsible for setting and administering the policies governing annual compensation of executive officers, considers their performance and makes recommendations regarding their cash compensation and stock options to the full board of directors. The compensation committee expects, pursuant to its charter, to periodically review the approach to executive compensation and make changes as competitive conditions and other circumstances warrant.

COMPENSATION PHILOSOPHY

         In reviewing the compensation for upcoming year 2003, the committee addressed two distinct areas in order to meet the needs of the Company as it continues to grow and mature. The Committee recognizes that in order for the Company to develop new products and scale the business, the ability to attract, retain and reward executive officers who will be able to operate effectively in a high growth complex environment is vital. In that regard, the Company must offer compensation that (a) is competitive in the industry; (b) motivates executive officers to achieve the Company's strategic business objectives; and
(c) aligns the interests of executive officers with the long-term interests of shareholders.

         The Company currently uses salary, a management incentive plan and stock options to meet these requirements. For incentive-based compensation, the compensation committee considers the desirability of structuring such compensation arrangements so as to qualify for deductibility under Section 162(m) of the Internal Revenue Code. As the compensation committee applies this compensation philosophy in determining appropriate executive compensation levels and other compensation factors, the compensation committee reaches its decisions with a view towards the Company's overall performance.

COMPENSATION

         The following table sets forth all compensation received for services rendered to the Company and the Company's subsidiaries in all capacities during the last three years by the named executive officers:

                                                                                                 LONG TERM COMPENSATION
                                                            ANNUAL COMPENSATION                          AWARDS
                                                  --------------------------------------   ---------------------------------
                                                                                             SECURITIES          ALL OTHER
                                                                            OTHER ANNUAL     UNDERLYING        COMPENSATION
            NAME POSITION                YEAR       SALARY       BONUS      COMPENSATION       OPTIONS             ($)
--------------------------------------  ------    ----------   ---------    ------------   --------------    ---------------
Moshe BenBassat...................       2000       225,000     239,709      110,214 (1)            -              -
     CEO                                 2001       222,188      22,500      120,148 (1)            -              -
                                         2002       209,297           -      121,838 (1)            -              -

Shimon Rojany.....................       2000       185,833      68,083       11,945 (2)        30,000             -
     Former CFO                          2001       211,542      10,000       14,646 (2)        79,000             -
                                         2002       199,500           -       16,040 (2)        10,000             -

Corey Leibow......................       2000        27,865           -          491 (2)       275,000             -
     Former COO                          2001       203,438      34,000       10,189 (2)        24,000             -
                                         2002       179,922           -       13,306 (2)        10,000

David Schapiro....................       2000       131,858      14,714       29,006 (3)        30,000             -
     Executive V.P.,                     2001       128,538           -       39,744 (3)        20,000             -
     Markets and Products                2002       111,378           -       24,905 (3)        10,000             -

Hannan Carmeli....................       2000       102,625      12,175       28,370 (3)        18,000             -
     Executive V.P.,                     2001       116,411           -       31,132 (3)        25,000
     Professional Services               2002       105,488           -       14,967 (3)        10,000

Amit Bendov.......................       2000       105,000      19,350        8,782 (2)        14,400             -
     SR. V.P  Product                    2001       122,775       9,000        9,462 (2)        20,000             -
     Marketing                           2002       123,473           -        9,677 (2)         8,000             -

-----------------------
(1) Other compensation to Dr. BenBassat includes $75,000 housing allowance.
(2) Executive disability insurance.
(3) Contributions to employee benefit programs.

OPTION GRANTS IN 2002

         The following table sets forth information concerning grants of stock options to each of the Named Executive Officers during 2002. All such options were granted under the Company's various option plans approved during 2002, and generally vest over four years.


                                                       % OF TOTAL
                                NUMBER OF SHARES    OPTIONS GRANTED
                                   UNDERLYING         TO EMPLOYEES        EXERCISE      EXPIRATION       GRANT DATE
                                OPTIONS GRANTED         IN 2002         PRICE ($/SH)       DATE      PRESENT VALUE (1)
                               ------------------   ----------------   --------------  ------------ -------------------
Moshe BenBassat..............            -                0.00%               -            -                    -
Shmuel Arvatz................            -                0.00%               -            -                    -
Shimon Rojany (former CFO)...       10,000                1.59%          $    1.4          8/3/12          $12,788
Corey Leibow  (former COO)...       10,000                1.59%          $    1.4          8/3/12          $12,788
David Schapiro...............       10,000                1.59%          $    1.4          8/3/12          $12,788
Hannan Carmeli...............       10,000                1.59%          $    1.4          8/3/12          $12,788
Amit BenDov .................        8,000                1.27%          $    1.4          8/3/12          $10,231

-------------------
(1) Computed using the Black-Scholes option pricing model. Full vesting of options is two years from grant date. Assumes the average expected life of the option is between 5 years, a volatility of 149%, an annual dividend yield of 0.0% and a risk-free interest rate of 4%.

AGGREGATED OPTION EXERCISES IN 2002 AND YEAR-END OPTION VALUES

         The following table sets forth certain information concerning options exercised by the named executive officers in 2002, and exercisable and unexercisable stock options held by each of the named executive officers as of December 31, 2002.

                                                                 NUMBER OF SECURITIES
                                                            UNDERLYING UNEXERCISED OPTIONS        VALUE OF UNEXERCISED
                                                                         AS OF                   IN-THE-MONEY OPTIONS AT
                                SHARES                             DECEMBER 31, 2002              DECEMBER 31, 2002 (1)
                              ACQUIRED ON       VALUE       ------------------------------   ------------------------------
                               EXERCISE       REALIZED       EXERCISABLE    UNEXERCISABLE     EXERCISABLE    UNEXERCISABLE
                              -----------    ----------     -------------  ---------------   -------------  ---------------
Moshe BenBassat............           -              -         496,392                 -              -                 -
Shmuel Arvatz..............           -              -               -                 -              -                 -
Shimon Rojany(former CFO)..           -              -         158,906                 -              -                 -
Corey Leibow (former COO)..           -              -         169,312                 -              -                 -
David Schapiro.............           -              -         267,437            20,562              -                 -
Hannan Carmeli.............       4,950         $5,280         123,632             9,367              -                 -
Amit Bendov................           -              -         220,414             9,172              -                 -

----------------------------
(1) Based upon the closing price of the Ordinary Shares on December 31, 2002 of $0.19, less the exercise price per share.

                       EQUITY COMPENSATION PLAN INFORMATION (AS OF DECEMBER 31, 2002)

                         (a)                        (b)                          (c)

PLAN CATEGORY   NUMBER OF SECURITIES TO BE   WEIGHTED-AVERAGE       NUMBER OF SECURITIES REMAINING
                ISSUED UPON EXERCISE OF      EXERCISE PRICE OF      AVAILABLE FOR FUTURE ISSUANCE
                OUTSTANDING OPTIONS,         OUTSTANDING OPTIONS,   UNDER EQUITY COMPENSATION PLANS
                WARRANTS AND RIGHTS          WARRANTS AND RIGHTS    (EXCLUDING SECURITIES REFLECTED IN
                                                                    COLUMN (a))
Equity                3,558,477                    $2.15                      2,147,618
compensation plans
approved by
security holders

Equity                        0                      N/A                              0
compensation plans
not approved by
security holders

     Total            3,558,477                    $2.15                      2,147,618


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         As noted above, the compensation committee is currently comprised of three non-employee directors: Israel Borovich, Eddy Shalev and James Thanos. Following the annual meeting, if re-elected to the board of directors, Dr. Borovich and Messrs. Shalev and Thanos will again serve on the Compensation Committee. No member of the compensation committee is or was formerly an officer or an employee of the Company. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's board of directors, nor has such interlocking relationship existed in the past.

PERFORMANCE GRAPH

         The following graph compares the quarterly share price of the Company's common stock with the index return of the NASDAQ National Market and the NASDAQ IKX Index of Computer Stocks for the period from June 23, 2000 (the date on which the Company's common stock began trading on the NASDAQ) through December 31, 2002. The Company has paid no dividends on its common stock. Historical stock price performance should not be relied upon as indicative of future stock price performance:


                              [PERFORMANCE GRAPH]


CERTAIN RELATIONSHIPS AND TRANSACTIONS

Idit BenBassat, Gilia BenBassat and Avner BenBassat, employees of the Company during 2001 and 2002, are the wife, daughter and son, respectively, of Moshe BenBassat, our Chairman and Chief Executive Officer. During 2002, the Company made payments of $58,923, $48,969 and $62,350, respectively, to each of Idit BenBassat, Gilia BenBassat and Avner BenBassat for services provided as an employee.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Based solely on its review of copies of filings under Section 16(a) of the Securities Exchange Act of 1934, as amended, received by it, or written representations from certain reporting persons, the Company believes that during 2002 all Section 16 filing requirements were met, except that Ms. Schinderman filed one late report on Form 3 to report her initial holdings and all directors and officers filed annual statements on Form 5 for 2002 one day late.


                                          BY ORDER OF THE BOARD OF DIRECTORS


                                          MOSHE BENBASSAT
                                          CHAIRMAN OF THE BOARD OF DIRECTORS AND
                                          CHIEF EXECUTIVE OFFICE

Tel Aviv, Israel
April 29, 2003

                                     ANNEX A








                         CLICKSOFTWARE TECHNOLOGIES LTD.





                       THE 2003 ISRAELI SHARE OPTION PLAN





   (*IN COMPLIANCE WITH AMENDMENT NO. 132 OF THE ISRAELI TAX ORDINANCE, 2002)



                                                    TABLE OF CONTENTS

1. PURPOSE OF THE ISOP..............................................................................................A-2

2. DEFINITIONS......................................................................................................A-2

3. ADMINISTRATION OF THE ISOP.......................................................................................A-5

4. DESIGNATION OF PARTICIPANTS......................................................................................A-7

5. DESIGNATION OF OPTIONS PURSUANT TO SECTION 102 ..................................................................A-7

6. TRUSTEE..........................................................................................................A-8

7. SHARES AVAILABLE FOR ISSUANCE UNDER THE ISOP.....................................................................A-9

8. EXERCISE PRICE..................................................................................................A-10

9. ADJUSTMENTS.....................................................................................................A-11

10. TERM AND EXERCISE OF OPTIONS...................................................................................A-12

11. VESTING OF OPTIONS.............................................................................................A-14

12. PURCHASE FOR INVESTMENT........................................................................................A-14

13. DIVIDENDS......................................................................................................A-14

14. RESTRICTIONS ON ASSIGNABILITY AND SALE OF OPTIONS..............................................................A-15

15. EFFECTIVE DATE AND DURATION OF THE ISOP........................................................................A-15

16. AMENDMENTS OR TERMINATION......................................................................................A-15

17. GOVERNMENT REGULATIONS.........................................................................................A-16

18. CONTINUANCE OF EMPLOYMENT......................................................................................A-16

19. GOVERNING LAW & JURISDICTION...................................................................................A-16

20. TAX CONSEQUENCES...............................................................................................A-16

21. NON-EXCLUSIVITY OF THE ISOP....................................................................................A-17

22. MULTIPLE AGREEMENTS............................................................................................A-17

This plan, as amended from time to time, shall be known as the ClickSoftware Technologies Ltd 2003 Israeli Share Option Plan (the "ISOP").


1.       PURPOSE OF THE ISOP


         The ISOP is intended to provide an incentive to retain in the employ of the Company and its Affiliates (as defined below) persons of training, experience, and ability; to attract new employees, directors, consultants, service providers and any other entity which the Board shall decide their services are considered valuable to the Company; to encourage the sense of proprietorship of such persons; and to stimulate the active interest of such persons in the development and financial success of the Company by providing them with opportunities to purchase shares in the Company, pursuant to the ISOP.

2.       DEFINITIONS


         For purposes of the ISOP and related documents, including the Option Agreement, the following definitions shall apply:

2.1 "AFFILIATE" means any "employing company" within the meaning of Section 102(a) of the Ordinance.

2.2 "APPROVED 102 OPTION" means an Option granted pursuant to Section 102(b) of the Ordinance and held in trust by a Trustee for the benefit of the Optionee.

2.3      "BOARD" means the Board of Directors of the Company.

2.4      "CAPITAL GAIN OPTION (CGO)" as defined in Section 5.4 below.

2.5 "CAUSE" means (i) conviction of any felony involving moral turpitude or adversely affecting the Company or its Affiliates; (ii) embezzlement of funds of the Company or its Affiliates; (iii) any breach of the Optionee's fiduciary duties or duties of care of the Company or its Affiliates; including without limitation disclosure of confidential information of the Company or its Affiliates; and (iv) any conduct (other than conduct in good faith) reasonably determined by the Board to be materially detrimental to the Company or its Affiliates.

2.6      "CHAIRMAN" means the chairman of the Committee.

2.7 "CODE" means the United States Internal Revenue Code of 1986, as now in effect or as hereafter amended.

2.8 "COMMITTEE" means a share option compensation committee of the Board, designated from time to time by the resolution of the Board.

2.9      "COMPANY" means ClickSoftware Technologies Ltd., an Israeli company.

2.10     "COMPANIES LAW" means the Israeli Companies Law 5759-1999.

2.11     "CONTROLLING SHAREHOLDER" shall have the meaning ascribed to it in
         Section 32(9) of the Ordinance.

2.12 "DATE OF GRANT" means the date of grant of an Option, as determined by the Board or authorized Committee and set forth in the Optionee's Option Agreement.

2.13 EMPLOYEE" means a person who is employed by the Company or its Affiliates, including an individual who serves as a director or an office holder of the Company or its Affiliates, but excluding a Controlling Shareholder.

2.14     "EXERCISE PRICE" means the price for each Share subject to an Option.


2.15 "EXPIRATION DATE" means the date upon which an Option shall expire, as set forth in Section 10.2 of the ISOP.


2.16 "FAIR MARKET VALUE" means as of any date, the value of a Share determined as follows:

                  (i) If the Shares are listed on any established stock exchange or a national market system, including without limitation the NASDAQ National Market system, or the NASDAQ SmallCap Market of the NASDAQ Stock Market, the Fair Market Value shall be the closing sales price for such Shares (or the closing bid, if no sales were reported), as quoted on such exchange or system for the last market trading day prior to time of determination, as reported in the Wall Street Journal, or such other source as the Board deems reliable.

                   Without derogating from the above, solely for the purpose of determining the tax liability pursuant to Section 102(b)(3) of the Ordinance, if at the Date of Grant the Company's shares are listed on any established stock exchange or a national market system or if the Company's shares will be registered for trading within ninety (90) days following the Date of Grant, the Fair Market Value of a Share at the Date of Grant shall be determined in accordance with the average value of the Company's shares on the thirty (30) trading days preceding the Date of Grant or on the thirty (30) trading days following the date of registration for trading, as the case may be; (ii) If the Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value shall be the mean between the high bid and low asked prices for the Shares on the last market trading day prior to the day of determination, or

                  (iii) In the absence of an established market for the Shares, the Fair Market Value thereof shall be determined in good faith by the Board.

2.17     "ISOP" means this 2003 Israeli Share Option Plan.

2.18     "ITA" means the Israeli Tax Authorities.

2.19 "NON-EMPLOYEE" means a consultant, adviser, service provider, Controlling Shareholder or any other person who is not an Employee.

2.20     "ORDINARY INCOME OPTION (OIO)" as defined in Section 5.5 below.

2.21 "OPTION" means an option to purchase one or more Shares of the Company pursuant to the ISOP.

2.22 "102 OPTION" means any Option granted to Employees pursuant to Section 102 of the Ordinance.

2.23 "3(I) OPTION" means an Option granted pursuant to Section 3(i) of the Ordinance to any person who is a Non- Employee.

2.24 "OPTIONEE" means a person who receives or holds an Option under the ISOP.

2.25 "OPTION AGREEMENT" means the share option agreement between the Company and an Optionee that sets out the terms and conditions of an Option. The Option Agreement is subject to the terms and conditions of this ISOP.

2.26 "ORDINANCE" means the 1961 Israeli Income Tax Ordinance [New Version] 1961 as now in effect or as hereafter amended.

2.27 "OPTION EXCHANGE PROGRAM" means a program whereby outstanding Options are surrendered or cancelled in exchange for Options of the same type (which may have a lower exercise price or purchase price), of a different type and/or cash.

2.28 SECTION 102" means section 102 of the Ordinance as now in effect or as hereafter amended.

2.29 "SHARES" means the ordinary shares, NIS 0.02 par value each, of the Company.

2.30 "SUCCESSOR COMPANY" means any entity the Company is merged into or is acquired by, in which the Company is not the surviving entity.

2.31 "TRANSACTION" means (i) merger, acquisition or reorganization of the Company by or with one or more other entities, in which the Company is not the surviving entity, or (ii) a sale of all or substantially all of the assets of the Company.

2.32 "TRUSTEE" means any individual appointed by the Company to serve as a trustee and approved by the ITA, all in accordance with the provisions of Section 102(a) of the Ordinance.

2.33 "UNAPPROVED 102 OPTION" means an Option granted pursuant to Section 102(c) of the Ordinance and not held in trust by a Trustee.

2.34 "VESTED OPTION" means any Option, which has already been vested according to the Vesting Dates.

2.35 "VESTING DATES" means, as determined by the Board or by the Committee, the date as of which the Optionee shall be entitled to exercise the Options or part of the Options, as set forth in section 11 of the ISOP.

3.       ADMINISTRATION OF THE ISOP

3.1 The Board shall have the power to administer the ISOP either directly or upon the recommendation of the Committee, all as provided by applicable law and in the Company's Articles of Association. Notwithstanding the above, the Board shall automatically have residual authority: (i) if no Committee shall be constituted; (ii) if such Committee shall cease to operate for any reason; or (iii) with respect to the rights not delegated by the Board to the Committee.

3.2 The Committee shall select one of its members as its Chairman and shall hold its meetings at such times and places as the Chairman shall determine. The Committee shall keep records of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

3.3 The Committee shall have the power to recommend to the Board and the Board shall have the full power and authority to: (i) designate participants; (ii) determine the terms and provisions of the respective Option Agreements, including, but not limited to, the number of Options to be granted to each Optionee, the number of Shares to be covered by each Option, provisions concerning the time and the extent to which the Options may be exercised and the nature and duration of restrictions as to the transferability or restrictions constituting substantial risk of forfeiture and to cancel or suspend awards, as necessary; (iii) determine the Fair Market Value of the Shares covered by each Option;
         (iv) determine the Exercise Price of the Option; (v) make an election as to the type of Approved 102 Option; (vi) designate the type of Options; (vii) to reduce the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Shares covered by such Option shall have declined since the date the Option was granted; and (viii) to institute an Option Exchange Program.

         The Committee shall have full power and authority to: (i) alter any restrictions and conditions of any Options or Shares subject to any Options (ii) interpret the provisions and supervise the administration of the ISOP; (iii) accelerate the right of an Optionee to exercise in whole or in part, any previously granted Option; (iv) prescribe, amend and rescind rules and regulations relating to the ISOP; and (v) make all other determinations deemed necessary or advisable for the administration of the ISOP.

3.4 Unless otherwise permitted by law, the Committee shall not be entitled to grant Options to the Optionees. However, the Committee will be authorized to issue Shares underlying Options which have been granted by the Board and duly exercised pursuant to the provisions herein in accordance with section 112(a)(5) of the Companies Law.

3.5 The interpretation and construction by the Committee of any provision of the ISOP or of any Option Agreement thereunder shall be final and conclusive unless otherwise determined by the Board.

3.6 FORMULA OPTION GRANTS TO OUTSIDE DIRECTORS. Outside Directors (as defined below) shall be automatically granted Options each year in accordance with the following provisions, and only to the extent an Outside Director elects to receive an automatic grant of Options under this plan, and not under section 13 of the Company's Amended and Restated 2000 Share Option Plan.

         (a) All Options granted pursuant to this Section shall be 102 Options and, except as otherwise provided herein, shall be subject to the other terms and conditions of the ISOP.

         (b) Each Outside Director, who is appointed as a director of the Company after January 1, 2003, and except for Outside Directors who are designated as external directors in accordance with the Companies Law, is automatically granted an option to purchase thirty thousand (30,000) shares (the "First Option"), upon the date such individual first becomes a director, whether through election by the shareholders of the Company or by appointment by the Board in order to fill a vacancy (the "Anniversary Date"); provided, however, that an inside director who ceases to be an inside director but who remains a director shall not receive a First Option.

                  Each Outside Director, including Outside Directors who are designated as external directors in accordance with the Companies Law, is automatically granted an option to purchase seven thousand five hundred (7,500) shares (the "Subsequent Option") following each annual meeting of the shareholders of the Company, beginning with the annual general meeting with respect to 2002 and 2003, if on such date he or she shall have served on the Board for at least the preceding six (6) months.

         (c) The terms of each First Option granted pursuant to this Section shall be as follows:

                  (i)      the term of the First Option shall be ten (10) years.

                  (ii) the exercise price per Share shall be 100% of the Fair Market Value per Share on the date of grant of the First Option.

                  (iii) the First Option shall vest as to 25% of the Shares subject to the First Option on each anniversary of its date of grant provided that the Optionee continues to serve as a director on such date.

         (d) The terms of each Subsequent Option granted pursuant to this Section shall be as follows:

                  (i) the term of the Subsequent Option shall be ten (10) years.

                  (ii) the exercise price per Share shall be 100% of the Fair Market Value per Share on the date of grant of the Subsequent Option.

                  (iii) the Subsequent Option shall vest as to 100% of the Shares subject to the Subsequent Option on the anniversary of its date of grant provided that the Optionee continues to serve as a director on such date.

         For the purpose of this Section 3.6 an "OUTSIDE DIRECTOR" shall mean the Company's external directors and all other directors other than employees of the company.

4.       DESIGNATION OF PARTICIPANTS

4.1 The persons eligible for participation in the ISOP as Optionees shall include any Employees and Non-Employees of the Company or of any Affiliate; provided, however, that (i) Employees may only be granted 102 Options; (ii) Non-Employees may only be granted 3(i) Options; and
         (iii) Controlling Shareholders may only be granted 3(i) Options.

4.2 The grant of an Option hereunder shall neither entitle the Optionee to participate nor disqualify the Optionee from participating in, any other grant of Options pursuant to the ISOP or any other option or share plan of the Company or any of its Affiliates.

4.3 Anything in the ISOP to the contrary notwithstanding, all grants of Options to directors and office holders shall be authorized and implemented in accordance with the provisions of the Companies Law or any successor act or regulation, as in effect from time to time.

5.       DESIGNATION OF OPTIONS PURSUANT TO SECTION 102

5.1      The Company may designate Options granted to Employees pursuant to
         Section 102 as Unapproved 102 Options or Approved 102 Options.

5.2 The grant of Approved 102 Options shall be conditioned upon the approval of this ISOP by the ITA as required by Section 102.

5.3 Approved 102 Options may either be classified as Capital Gain Options ("CGOS") or Ordinary Income Options ("OIOS").

5.4 Approved 102 Options elected and designated by the Company to qualify under the capital gain tax treatment in accordance with the provisions of Section 102(b)(2) shall be referred to herein as CGOS.

5.5 Approved 102 Options elected and designated by the Company to qualify under the ordinary income tax treatment in accordance with the provisions of Section 102(b)(1) shall be referred to herein as OIOS.

5.6 The Company's election to designate Approved 102 Options as CGOs or OIOs (the "ELECTION"), shall be appropriately filed with the ITA before the Date of Grant of an Approved 102 Option. Such Election shall become effective beginning the first Date of Grant of an Approved 102 Option under this ISOP and shall remain in effect until the end of the year following the year during which the Company first granted Approved 102 Options. The Election shall obligate the Company to grant ONLY the type of Approved 102 Option it has elected, and shall apply to all Optionees who were granted Approved 102 Options during the period indicated herein, all in accordance with the provisions of Section 102(g) of the Ordinance. For the avoidance of doubt, such Election shall not prevent the Company from granting Unapproved 102 Options simultaneously.

5.7 All Approved 102 Options must be held in trust by a Trustee, as described in Section 6 below.

5.8 The designation of Unapproved 102 Options and Approved 102 Options shall be subject to the terms and conditions set forth in Section 102 of the Ordinance and the regulations promulgated thereunder.

5.9 With regards to Approved 102 Options, the provisions of the ISOP and the Option Agreement shall be subject to the provisions of Section 102 and the Tax Assessing Officer's permit, and the said provisions and permit shall be deemed an integral part of the ISOP and of the Option Agreement. Any provision of Section 102 or the said permit which is necessary in order to receive or to keep any tax benefit pursuant to
         Section 102, which is not expressly specified in the ISOP or the Option Agreement, shall be considered binding upon the Company and the Optionees.

6.       TRUSTEE

6.1 Approved 102 Options which shall be granted under the ISOP, Shares allocated or issued upon exercise of such Approved 102 Options, and any rights distributed with respect to Approved 102 Options or such Shares, including without limitation bonus shares, shall be allocated or issued to the Trustee and held for the benefit of the Optionees for such period of time as required by Section 102 or any regulations, rules or orders or procedures promulgated thereunder (the "HOLDING PERIOD"). In the case the requirements for Approved 102 Options are not met, then the Approved 102 Options may be treated as Unapproved 102 Options, all in accordance with the provisions of Section 102 and regulations promulgated thereunder.

6.2 Notwithstanding anything to the contrary, the Trustee shall not release any Shares allocated or issued upon exercise of Approved 102 Options prior to the full payment of the Optionee's tax liabilities arising from Approved 102 Options which were granted to him and any Shares allocated or issued upon exercise of such Options.

6.3      With respect to any Approved 102 Option, subject to the provisions of
         Section 102 and any rules or regulation or orders or procedures promulgated thereunder, an Optionee shall not be entitled to sell or release from trust any Share received upon the exercise of an Approved 102 Option or any share received subsequently following any realization of any rights distributed, including without limitation, bonus shares, until the lapse of the Holding Period required under Section 102 of the Ordinance. Notwithstanding the above, if any such sale or release occurs during the Holding Period, the sanctions under Section 102 of the Ordinance and under any rules or regulation or orders or procedures promulgated thereunder shall apply to and shall be borne by such Optionee.

6.4 Upon receipt of Approved 102 Option, the Optionee will sign an undertaking to release the Trustee from any liability in respect of any action or decision duly taken and bona fide executed in relation with the ISOP, or any Approved 102 Option or Share granted to him thereunder.

7.       SHARES AVAILABLE FOR ISSUANCE UNDER THE ISOP; RESTRICTION THEREON

7.1 The maximum aggregate number of Shares that may be subject to option and sold under the ISOP and the Company's Amended and Restated 2000 Share Option Plan (the "2000 PLAN" and, together, the "EQUITY PLANS"), is 3,000,000 Shares (the "COMMON RESERVE"), subject to (a) adjustment as set forth in Section 9 below and (b) increase pursuant to Section 3 of the 2000 Plan. To the extent options or other awards covering Shares have been or are issued under any Equity Plan, the Common Reserve shall be appropriately reduced by the number of Shares subject to such awards. The Shares may be authorized but unissued, or reacquired. The number of Shares that are subject to Options or other rights outstanding at any time under the ISOP shall not exceed the number of Shares that then remain available for issuance under the Equity Plans. The Company, during the term of the ISOP, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the ISOP.

7.2 In the event that any outstanding Option or other right for any reason expires or is canceled or otherwise terminated, the Shares allocable to the unexercised portion of such Option or other right shall again be available for the purposes of the Equity Plans (unless any such Equity Plan has terminated) and shall be added back to the Common Reserve. In the event that Shares issued under the ISOP are reacquired by the Company pursuant to any forfeiture provision, right of repurchase or right of first refusal, such Shares shall again be available for the purposes of the Equity Plans and shall be returned to the Common Reserve, except that the aggregate number of Shares which may be issued upon the exercise of Options shall in no event exceed 3,000,000 (subject to adjustment pursuant to Section 9 below and Section 3 of the 2000 Plan).

7.3 Each Option granted pursuant to the ISOP shall be evidenced by a written Option Agreement between the Company and the Optionee, in such form as the Board or the Committee shall from time to time approve. Each Option Agreement shall state, among other matters, the number of Shares to which the Option relates, the type of Option granted thereunder (whether a CGO, OIO, Unapproved 102 Option or a 3(i) Option), the Vesting Dates, the Exercise Price per Share, the Expiration Date and such other terms and conditions as the Committee or the Board in its discretion may prescribe, provided that they are consistent with this ISOP.

8.       EXERCISE  PRICE

8.1 The Exercise Price of each Share subject to an Option shall be determined by the Board in its sole and absolute discretion in accordance with applicable law, subject to any guidelines as may be determined by the Committee from time to time. Each Option Agreement will contain the Exercise Price determined for each Optionee.

8.2 The Exercise Price shall be payable upon the exercise of an Option in the following acceptable forms of payment:

         (i)      cash, check or wire transfer;

         (ii) or at the discretion of the Board, through delivery of Shares (including other Shares subject to the Options being exercised) having a Fair Market Value equal as of the date of exercise to the Exercise Price of the Shares purchased and acquired upon exercise of the Option, or through a different form of cashless exercise program through a third party broker as approved by the Board;

         (iii) at the discretion of the Board, any combination of the methods of payment permitted by any paragraph of this Section 8.2.

8.3 The Exercise Price shall be denominated in the currency of the primary economic environment of either the Company or the Optionee (that is, the functional currency of the Company or the currency in which the Optionee is paid) as determined by the Company.

9.       ADJUSTMENTS

         Upon the occurrence of any of the following described events, Optionee's rights to purchase Shares under the ISOP shall be adjusted as hereafter provided:

9.1 In the event of a Transaction, the unexercised Options then outstanding under the ISOP shall be assumed or substituted for options to purchase an appropriate number of shares of each class of shares or other securities of the Successor Company (or a parent or subsidiary of the Successor Company) as were distributed to the shareholders of the Company in connection and with respect to the Transaction. In the case of such assumption or substitution of Options, appropriate adjustments shall be made to the Exercise Price and the number of Options, so as to reflect such action and the vesting schedule and Expiration Date set forth in the Option Agreements shall remain unchanged unless otherwise determined by the Committee or the Board, in their sole discretion.

9.2 In the event that the Successor Company (or parent or subsidiary of the Successor Company) refuses to assume or substitute for the Options, the holders of unexercised Options shall fully vest in and have the right to exercise the Options as to all of the optioned Shares, including Shares as to which it would not otherwise be vested or exercisable. If an Option becomes fully vested and exercisable in lieu of assumption or substitution in the event of a Transaction, the Company shall notify the Optionee in writing or electronically that the Option shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Option shall terminate upon the expiration of such period.

         With respect to Options granted to an Outside Director pursuant to
         Section 3.6 that are assumed or substituted for, if following such assumption or substitution the Optionee's status as a director of the Company or a director of the Successor Company, as applicable, is terminated other than upon a voluntary resignation by the Optionee, then the Optionee shall fully vest in and have the right to exercise the Option as to all of the optioned Shares, including Shares as to which it would not otherwise be vested or exercisable.

9.3 For the purposes of section 9.1 above, an Option shall be considered assumed or substituted if, following the Transaction, the Option confers the right to purchase or receive, for each Share underlying an Option immediately prior to the Transaction, the consideration (whether shares, options, cash, or other securities or property) received in the Transaction by holders of shares held on the effective date of the Transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the Transaction is not solely ordinary shares (or their equivalent) of the Successor Company or its parent or subsidiary, the Committee may, with the consent of the Successor Company, provide for the consideration to be received upon the exercise of the Option to be solely ordinary shares (or their equivalent) of the Successor Company or its parent or subsidiary equal in Fair Market Value to the per Share consideration received by holders of a majority of the outstanding shares in the Transaction; and provided further that the Committee may determine, in its discretion, that in lieu of such assumption or substitution of Options for options of the Successor Company or its parent or subsidiary, such Options will be substituted for any other type of asset or property including cash which is fair under the circumstances.

9.4 In the event of the proposed dissolution or liquidation of the Company, the Company shall notify each holder of unexercised Options as soon as practicable prior to the effective date of such proposed transaction. The Company in its discretion may provide for a holder of unexercised Options to have the right to exercise his or her Option until fifteen
         (15) days prior to such transaction as to all of the optioned Shares, including Shares as to which the Option would not otherwise be exercisable. To the extent it has not been previously exercised, an Option will terminate immediately prior to the consummation of such proposed action.

9.5 If the outstanding shares of the Company shall at any time be changed or exchanged by declaration of a share dividend (bonus shares), share split, combination or exchange of shares, recapitalization, or any other like event by or of the Company, and as often as the same shall occur, then the number, class and kind of the Shares subject to the ISOP or subject to any Options therefore granted, and the Exercise Price, shall be appropriately and equitably adjusted so as to maintain the proportionate number of Shares without changing the aggregate Exercise Price, provided, however, that no adjustment shall be made by reason of the distribution of subscription rights (rights offering) on outstanding shares. Upon happening of any of the foregoing, the class and aggregate number of Shares issuable pursuant to the ISOP (as set forth in Section 7 hereof), in respect of which Options have not yet been exercised, shall be appropriately adjusted, all as will be determined by the Board whose determination shall be final.

10.      TERM AND EXERCISE OF OPTIONS

10.1 Options shall be exercised by the Optionee by giving written notice to the Company and to any third party designated by the Company (the "REPRESENTATIVE"), in such form and method as may be determined by the Company and when applicable, by the Trustee in accordance with the requirements of Section 102, which exercise shall be effective upon receipt of such notice by the Company and/or the Representative and the payment of the Exercise Price at the Company's or the Representative's principal office. The notice shall specify the number of Shares with respect to which the Option is being exercised.

10.2 Options, to the extent not previously exercised, shall terminate forthwith upon the earlier of: (i) the date set forth in the Option Agreement; and (ii) the expiration of any extended period in any of the events set forth in section 10.4 below.

10.3 The Options may be exercised by the Optionee in whole at any time or in part from time to time, to the extent that the Options become vested and exercisable, prior to the Expiration Date, and provided that, subject to the provisions of section 10.4 below, the Optionee is employed by or providing services to the Company or any of its Affiliates, at all times during the period beginning with the granting of the Option and ending upon the date of exercise.

10.4 Unless otherwise determined in the Optionee's Option Agreement, all Options shall terminate upon termination of employment or service by an Optionee with the Company or its Affilates. Notwithstanding the foregoing, an Option may be exercised after the date of termination of Optionee's employment or service with the Company or any Affiliates for an additional period of time beyond the date of such termination, but only with respect to the number of Vested Options at the time of such termination, if:

         (i) termination is without Cause, in which event any Vested Option still in force and unexpired may be exercised within a period of ninety (90) days after the date of such termination; or-

         (ii) termination is the result of death or disability of the Optionee, in which event any Vested Option still in force and unexpired may be exercised within a period of twelve (12) months after the date of such termination; or -

         (iii) prior to the date of such termination, the Committee shall authorize an extension of the terms of all or part of the Vested Options beyond the date of such termination for a period not to exceed the period during which the Options by their terms would otherwise have been exercisable.

                  For avoidance of any doubt, if termination of employment or service is for Cause, any outstanding unexercised Option (whether vested or non-vested), will immediately expire and terminate, and the Optionee shall not have any right in connection to such outstanding Options.

10.5 Optionees shall not have any of the rights or privileges of shareholders of the Company in respect of any Shares purchasable upon the exercise of any Option, nor shall they be deemed to be a class of shareholders or creditors of the Company for purpose of the operation of sections 350 and 351 of the Companies Law or any successor to such section, until registration of the Optionee as holder of such Shares in the Company's register of shareholders upon exercise of the Option in accordance with the provisions of the ISOP, but in case of Options and Shares held by the Trustee, subject to the provisions of Section 6 of the ISOP.

10.7 Any form of Option Agreement authorized by the ISOP may contain such other provisions as the Committee may, from time to time, deem advisable.

10.8 With respect to Unapproved 102 Options, if the Optionee ceases to be employed by the Company or any Affiliate, the Optionee shall extend to the Company and/or its Affiliate a security or guarantee for the payment of tax due at the time of sale of Shares, all in accordance with the provisions of Section 102 and the rules, regulation or orders promulgated thereunder.

11.      VESTING OF OPTIONS

11.1 Subject to the provisions of the ISOP, each Option shall vest following the Vesting Dates and for the number of Shares as shall be provided in the Option Agreement. However, no Option shall be exercisable after the Expiration Date.

11.2 Unless the Committee provides otherwise, vesting of Options granted hereunder shall be tolled during any unpaid leave of absence.

11.3 An Option may be subject to such other terms and conditions on the time or times when it may be exercised, as the Committee may deem appropriate. The vesting provisions of individual Options may vary.

12.      PURCHASE FOR INVESTMENT

         The Company's obligation to issue or allocate Shares upon exercise of an Option granted under the ISOP is expressly conditioned upon: (a) the Company's completion of any registration or other qualifications of such Shares under all applicable laws, rules and regulations or (b) representations and undertakings by the Optionee (or his legal representative, heir or legatee, in the event of the Optionee's death) to assure that the sale of the Shares complies with any registration exemption requirements which the Company in its sole discretion shall deem necessary or advisable. Such required representations and undertakings may include representations and agreements that such Optionee (or his legal representative, heir, or legatee): (a) is purchasing such Shares for investment and not with any present intention of selling or otherwise disposing thereof; and (b) agrees to have placed upon the face and reverse of any certificates evidencing such Shares a legend setting forth (i) any representations and undertakings which such Optionee has given to the Company or a reference thereto and (ii) that, prior to effecting any sale or other disposition of any such Shares, the Optionee must furnish to the Company an opinion of counsel, satisfactory to the Company, that such sale or disposition will not violate the applicable laws, rules, and regulations, whether of the State of Israel or of the United States or any other State having jurisdiction over the Company and the Optionee.

13.      DIVIDENDS

         With respect to all Shares (but excluding, for avoidance of any doubt, any unexercised Options) allocated or issued upon the exercise of Options purchased by the Optionee and held by the Optionee or by the Trustee, as the case may be, the Optionee shall be entitled to receive dividends in accordance with the quantity of such Shares, subject to the provisions of the Company's Articles of

Association (and all amendments thereto) and subject to any applicable taxation on distribution of dividends, and when applicable subject to the provisions of
Section 102.

14.      RESTRICTIONS ON ASSIGNABILITY AND SALE OF OPTIONS

14.1 No Option or any right with respect thereto, purchasable hereunder, whether fully paid or not, shall be assignable, transferable or given as collateral or any right with respect to it given to any third party whatsoever, except as specifically allowed under the ISOP, and during the lifetime of the Optionee each and all of such Optionee's rights to purchase Shares hereunder shall be exercisable only by the Optionee.

         Any such action made directly or indirectly, for an immediate validation or for a future one, shall be void.

14.2 As long as Options and/or Shares are held by the Trustee on behalf of the Optionee, all rights of the Optionee over the Shares are personal, can not be transferred, assigned, pledged or mortgaged, other than by will or pursuant to the laws of descent and distribution.

15.      EFFECTIVE DATE AND DURATION OF THE ISOP

         The ISOP shall be effective as of the day it was adopted by the Board and shall terminate at the end of ten (10) years from such day of adoption. Notwithstanding the foregoing, in the event that approval of the ISOP by the shareholders of the Company is required under applicable law, in connection with the application of certain tax treatment or pursuant to applicable stock exchange rules or regulations, such approval shall be obtained within the time required under the applicable law.

16.      AMENDMENTS OR TERMINATION

The Board may at any time, but when applicable, after consultation with the Trustee, amend, alter, suspend or terminate the ISOP. No amendment, alteration, suspension or termination of the ISOP shall impair the rights of any Optionee with respect to Options already granted, unless mutually agreed otherwise between the Optionee and the Company, which agreement must be in writing and signed by the Optionee and the Company. Termination of the ISOP shall not affect the Committee's ability to exercise the powers granted to it hereunder with respect to Options granted under the ISOP prior to the date of such termination.

17.      GOVERNMENT REGULATIONS

         The ISOP, and the granting and exercise of Options hereunder, and the obligation of the Company to sell and deliver Shares under such Options, shall be subject to all applicable laws, rules, and regulations, whether of the State of Israel or of the United States or any other State having jurisdiction over the Company and the Optionee, including the registration of the Shares under the United States Securities Act of 1933, and the Ordinance and to such approvals by any governmental agencies or national securities exchanges as may be required. Nothing herein shall be deemed to require the Company to register the Shares under the securities laws of any jurisdiction.

18.      CONTINUANCE OF EMPLOYMENT OR HIRED SERVICES

         Neither the ISOP nor the Option Agreement with the Optionee shall impose any obligation on the Company or an Affiliate thereof, to continue any Optionee in its employ or service, and nothing in the ISOP or in any Option granted pursuant thereto shall confer upon any Optionee any right to continue in the employ or service of the Company or an Affiliate thereof or restrict the right of the Company or an Affiliate thereof to terminate such employment or service at any time.

19.      GOVERNING LAW & JURISDICTION

The ISOP shall be governed by and construed and enforced in accordance with the laws of the State of Israel applicable to contracts made and to be performed therein, without giving effect to the principles of conflict of laws. The competent courts of Tel-Aviv, Israel shall have sole jurisdiction in any matters pertaining to the ISOP.

20.      TAX CONSEQUENCES

20.1 Any tax consequences arising from the grant or exercise of any Option, from the payment for Shares covered thereby or from any other event or act (of the Company or its Affiliates, the Trustee or the Optionee), hereunder, shall be borne solely by the Optionee. The Company or its Affiliates or the Trustee shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source. Furthermore, the Optionee shall indemnify the Company or its Affiliates or the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Optionee.

20.2 The Company and/or, when applicable, the Trustee shall not be required to release any Share certificate to an Optionee until all required payments have been fully made.

20.3 Until all taxes have been paid in accordance with the Section 102 Rules, Options and/or underlying Shares may not be sold, transferred, assigned, pledged, encumbered, or otherwise willfully hypothecated or disposed of, and no power of attorney or deed of transfer, whether for immediate or future use may be validly given. Notwithstanding the foregoing, the Options and/or underlying Shares may be validly transferred in a transfer made by will or laws of descent, provided that the transferee thereof shall be subject to the provisions of
         Section 102 and the Section 102 Rules as would have been applicable to the deceased Participant were he or she to have survived.

21.      NON-EXCLUSIVITY OF THE ISOP

         The adoption of the ISOP by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangements or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of Options otherwise than under the ISOP, and such arrangements may be either applicable generally or only in specific cases.

         For the avoidance of doubt, prior grant of options to Optionees of the Company under their employment agreements, and not in the framework of any previous option plan, shall not be deemed an approved incentive arrangement for the purpose of this Section.

22.      MULTIPLE AGREEMENTS

         The terms of each Option may differ from other Options granted under the ISOP at the same time, or at any other time. The Board may also grant more than one Option to a given Optionee during the term of the ISOP, either in addition to, or in substitution for, one or more Options previously granted to that Optionee.


                                      * * *

                                     ANNEX B


                               CLICKSOFTWARE INC.

                              EMPLOYMENT AGREEMENT


         This Agreement is entered into as of January 1, 2003 (the "Effective Date") by and between ClickSoftware Inc. (the "Company"), and Moshe Benbassat (the "Executive").

         WHEREAS, Executive currently serves as the Chairman of the Board and Chief Executive Officer of both the Company and its parent company, Clicksoftware Technologies Ltd. ("Parent Company");

         WHEREAS, the parties desire and agree to enter into an employment relationship by means of this Agreement; and

         NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is mutually covenanted and agreed by and among the parties as follows:

         1.       DUTIES AND SCOPE OF EMPLOYMENT.

                  (a) POSITIONS AND DUTIES. As of the Effective Date, Executive will continue to serve as Chief Executive Officer of the Company. Executive will render such business and professional services in the performance of his duties, consistent with Executive's position within the Company, as shall reasonably be assigned to him by the Company's Board of Directors (the "Board"). The period of Executive's employment under this Agreement is referred to herein as the "Employment Term."

                  (b) BOARD MEMBERSHIP. During the Employment Term, Executive will serve as a member of the Board, subject to the Company's Articles of Incorporation and By Laws.

                  (c) OBLIGATIONS. During the Employment Term, Executive will perform his duties faithfully and to the best of his ability and will devote his full business efforts and time to the Company. For the duration of the Employment Term, Executive agrees not to actively engage in any other employment, occupation or consulting activity for any direct or indirect remuneration without the prior approval of the Board. Notwithstanding the foregoing, Executive may serve on the board of directors of any other companies or work in academic pursuits as long as such service does not materially interfere with the performance of his duties to the Company.

         2. AT-WILL EMPLOYMENT. The parties agree that the Executive's employment with the Company will be "at-will" employment and may be terminated at any time with or without cause or notice. Executive understands and agrees that neither his job performance nor promotions, commendations, bonuses or the like from the Company give rise to or in any way serve as the basis for modification, amendment, or extension, by implication or otherwise, of his employment with the Company.

         3.       COMPENSATION.

                  (a) BASE SALARY. During the Employment Term, the Company will pay Executive as compensation for his services a base salary at the annualized rate of $225,000 (the "Base Salary"). The Base Salary will be paid periodically in accordance with the Company's normal payroll practices and be subject to the usual, required withholding.

                  (b) BONUS. In addition to the Base Salary, Executive shall be entitled to earn an annual performance bonus of up to 100% of Base Salary (the "Bonus"). Such Bonus, if any, shall be based on the achievement of target milestones to be determined by the Compensation Committee of the Board after consultation with Executive and shall be paid on a quarterly basis. The Bonus may be reviewed annually by the Compensation Committee of the Board for possible increases in light of Executive's performance.

                  (c) HOUSING AND LIVING ALLOWANCE. During the Employment Term, the Company will pay to the Executive a housing and living allowance of $75,000 per year for housing and living expenses incurred by the Executive during such period as he is living outside of Israel. Any taxes which the Executive incurs by reason of receipt of this allowance (and any taxes which the Executive incurs with respect to any relocation and temporary living reimbursement paid with respect to 2002) shall be borne by the Company, in which case the allowance (or reimbursement, as applicable) shall be increased to the extent necessary to ensure that the Executive receives the full allowance amount.

                  (d) TEMPORARY REDUCTIONS. The Executive may at any time elect to waive his right to receive all or part of the amounts sets forth in this Section 3, provided however, that such amounts shall be returned to their stated levels upon request of the Executive. Any amounts so waived shall not be refunded to the Executive.

         4.       EMPLOYEE BENEFITS.

                  (a) BENEFIT PLANS. During the Employment Term, Executive will be entitled to participate in the employee benefit plans currently and hereafter maintained by the Company of general applicability to other senior executives of the Company, including, without limitation, the Company's group medical, dental, vision, disability and life insurance. The Company reserves the right to cancel or change the benefit plans and programs it offers to its employees at any time. In addition, and without limiting the Executive's right to participate in the foregoing plans, and to the extent permitted under applicable U.S. laws, the Company shall procure insurance and pension policies in the United States and/or in Israel, whether management insurance ("BITUACH MENAHALIM") or otherwise, at the Executive's direction, provided that the annual cost of all such policies to the Company shall not exceed $32,000 (the "Annual Premium"). The Annual Premium with respect to insurance in Israel shall be increased each year by the amount of any increase during the previous calendar year in the Consumer Price Index (Cost of Living Index) in Israel as published by the

Israeli Central Bureau of Statistics, or if that index is not published, the substitute index adopted in its place.

                  (b) Use of Automobile. The Company will make available to the Executive the use of an automobile of a make and model appropriate for a Chief Executive Officer. The Company shall bear all expenses related to the operation of the automobile (other than parking fines and traffic violations). Upon termination of the Employment Term for any reason, the Executive shall promptly return the automobile to the Company. Any taxes which the Executive incurs by reason of receipt of the automobile benefits provided under this
Section 4(b) shall be borne by the Company, in which case the benefits provided under this Section 4(b) shall be increased to the extent necessary to ensure that the Executive receives the full benefits under this Section 4(b).

         5. VACATION. Executive will be entitled to paid vacation of twenty-six (26) days per year in accordance with the Company's vacation policy, with the timing and duration of specific vacations mutually and reasonably agreed to by the parties hereto.

         6. EXPENSES. The Company will reimburse Executive for reasonable travel, entertainment or other expenses incurred by Executive in the furtherance of or in connection with the performance of Executive's duties hereunder, in accordance with the Company's expense reimbursement policy as in effect from time to time.

         7.       SEVERANCE.

                  (a) INVOLUNTARY TERMINATION. If Executive's employment with the Company terminates other than for "Cause" (as defined herein), and Executive signs and does not revoke a standard release of claims with the Company, then, subject to Section 11, Executive shall be entitled to receive continuing payments of severance pay (less applicable withholding taxes) at a rate equal to his Base Salary rate, as then in effect, for a period of twelve
(12) months from the date of such termination, to be paid, in Executive's discretion, (i) periodically in accordance with the Company's normal payroll policies or (ii) in a lump-sum within thirty (30) days of such termination.

                  (b) TERMINATION FOR CAUSE. If Executive's employment with the Company terminates for Cause by the Company, then Executive will only be eligible for severance benefits in accordance with the Company's established policies as then in effect.

         8. CHANGE OF CONTROL BENEFITS. In the event of a "Change of Control" (as defined below) of the Parent Company that occurs prior to the Executive's termination of service to the Company, the Option will have its vesting accelerated so as to become 100% vested. Thereafter, the Option will continue to be subject to the terms, definitions and provisions of the Option Plan and Option Agreement.

         9.       DEFINITIONS.

                  (a) CAUSE. For purposes of this Agreement, "Cause" is defined as (i) an act of dishonesty made by Executive in connection with Executive's responsibilities as an employee, (ii) Executive's conviction of, or plea of NOLO CONTENDERE to, a felony, or (iii) Executive's gross misconduct.

                  (b) CHANGE OF CONTROL. For purposes of this Agreement, "Change of Control" of the Parent Company is defined as: (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Parent Company representing 50% or more of the total voting power represented by the Parent Company's then outstanding voting securities; or (ii) a change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" will mean directors who either (A) are directors of the Parent Company as of the date hereof, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Parent Company); or (iii) the date of the consummation of a merger or consolidation of the Parent Company with any other corporation that has been approved by the stockholders of the Parent Company, other than a merger or consolidation which would result in the voting securities of the Parent Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the total voting power represented by the voting securities of the Parent Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Parent Company approve a plan of complete liquidation of the Parent Company; or
(iv) the date of the consummation of the sale or disposition by the Parent Company of all or substantially all the Parent Company's assets.

         10. CONFIDENTIAL INFORMATION. Executive agrees to enter into the Company's standard Confidential Information and Invention Assignment Agreement (the "Confidential Information Agreement") upon commencing employment hereunder.

         11.      CONDITIONAL NATURE OF SEVERANCE PAYMENTS.

                  (a) NONCOMPETE. Executive acknowledges that the nature of the Company's and the Parent Company's business is such that if Executive were to become employed by, or substantially involved in, the business of a competitor of the Company or the Parent Company during the twelve (12) months following the termination of Executive's employment with the Company, it would be very difficult for the Executive not to rely on or use the Company's or the Parent Company's trade secrets and confidential information. Thus, to avoid the inevitable disclosure of the Company's and the Parent Company's trade secrets and confidential information, Executive agrees and acknowledges that Executive's right to receive the severance payments set forth in Section 7 (to the extent Executive is otherwise entitled to such payments) shall be conditioned upon the Executive not directly or indirectly engaging in (whether as an employee, consultant, agent, proprietor, principal, partner, stockholder, corporate officer, director or otherwise), nor having any ownership interested in or participating in the financing, operation, management or control of, any person, firm, corporation or business that competes with the Company or the Parent Company or is a customer of the Company or the Parent Company. Upon any breach of this section, all severance payments pursuant to this Agreement shall immediately cease.

         12. ASSIGNMENT. This Agreement will be binding upon and inure to the benefit of (a) the heirs, executors and legal representatives of Executive upon Executive's death and (b) any successor of the Company. Any such successor of the Company will be deemed substituted for the Company under the terms of this Agreement for all purposes. For this purpose, "successor" means any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly acquires all or substantially all of the assets or business of the Company. None of the rights of Executive to receive any form of compensation payable pursuant to this Agreement may be assigned or transferred except by will or the laws of descent and distribution. Any other attempted assignment, transfer, conveyance or other disposition of Executive's right to compensation or other benefits will be null and void.

         13. NOTICES. All notices, requests, demands and other communications called for hereunder shall be in writing and shall be deemed given (i) on the date of delivery if delivered personally, (ii) one (1) day after being sent by a well established commercial overnight service, or (iii) four (4) days after being mailed by registered or certified mail, return receipt requested, prepaid and addressed to the parties or their successors at the following addresses, or at such other addresses as the parties may later designate in writing:

                  If to the Company:

                  Clicksoftware Inc.
                  c/o ClickSoftware Technologies Ltd.
                  34 HaBarzel Street
                  Tel Aviv 69710, Israel
                  ATTN: CFO

                  If to Executive:

                  at the last residential address known by the Company.

         14. SEVERABILITY. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement will continue in full force and effect without said provision.

         15.      ARBITRATION.

                  (a) Executive agrees that any dispute or controversy arising out of, relating to, or in connection with this Agreement, or the interpretation, validity, construction, performance, breach, or termination thereof, shall be settled by binding arbitration to be held in Boston, Massachusetts in accordance with the National Rules for the Resolution of Employment Disputes then in effect of the American Arbitration Association (the "Rules"). The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator will be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court having jurisdiction.

                  (b) The arbitrator(s) will apply California law to the merits of any dispute or claim, without reference to rules of conflicts of law. The arbitration proceedings will be governed by federal arbitration law and by the Rules, without reference to state arbitration law. The Executive hereby consents to the personal jurisdiction of the state and federal courts located in California for any action or proceeding arising from or relating to this Agreement or relating to any arbitration in which the parties are participants.

                  (c) EXECUTIVE HAS READ AND UNDERSTANDS THIS SECTION, WHICH DISCUSSES ARBITRATION. EXECUTIVE UNDERSTANDS THAT BY SIGNING THIS AGREEMENT, EXECUTIVE AGREES TO SUBMIT ANY CLAIMS ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT, OR THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE, BREACH OR TERMINATION THEREOF TO BINDING ARBITRATION, AND THAT THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF EXECUTIVE'S RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO ALL ASPECTS OF THE EMPLOYER/EMPLOYEE RELATIONSHIP, INCLUDING BUT NOT LIMITED TO, DISCRIMINATION CLAIMS.

         16. INTEGRATION. This Agreement, together with the Option Plan, Option Agreement and the Confidential Information Agreement represents the entire agreement and understanding between the parties as to the subject matter herein and supersedes all prior or contemporaneous agreements whether written or oral. No waiver, alteration, or modification of any of the provisions of this Agreement will be binding unless in writing and signed by duly authorized representatives of the parties hereto.

         17. TAX WITHHOLDING. All payments made pursuant to this Agreement will be subject to withholding of applicable taxes.

         18. GOVERNING LAW. This Agreement will be governed by the laws of the State of California (with the exception of its conflict of laws provisions).

         19. ACKNOWLEDGMENT. Executive acknowledges that he has had the opportunity to discuss this matter with and obtain advice from his private attorney, has had sufficient time to, and has carefully read and fully understands all the provisions of this Agreement, and is knowingly and voluntarily entering into this Agreement.

         IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by their duly authorized officers, as of the day and year first above written.



         CLICKSOFTWARE INC.


         By:                                         Date:
             -----------------------------------           ---------------------

         Title:
                --------------------------------



         EXECUTIVE


                                                     Date:
         ---------------------------------------           ---------------------
         Moshe Benbassat

                                     ANNEX C


                         CLICKSOFTWARE TECHNOLOGIES LTD.
                               34A Habarzel Street
                                 Ramat HaChayal
                                Tel Aviv, Israel

               INDEMNIFICATION, INSURANCE AND EXEMPTION AGREEMENT

To:______________                                           Date: ________, 2003


Dear Mr. _______,


WHEREAS it is in the best interest of ClickSoftware Technologies Ltd. and its subsidiaries (the "COMPANY") to retain and attract as directors, officers and employees the most capable persons available, and such persons are unwilling to serve in publicly-held companies unless they are provided with adequate protection thorough insurance, indemnification and exemption in connection with such service; and

WHEREAS you are a director, officer or employee of the Company ("OFFICE HOLDER") and in order to enhance your continued service to the Company in an effective manner, the Company desires to provide hereunder for your indemnification and exemption to the fullest extent permitted by law; and

WHEREAS the board of directors of the Company (the "BOARD") has resolved that the Company shall indemnify you as further specified below.


NOW, THEREFORE, in consideration of your service to the Company, the Company hereby undertakes to indemnify you in advance in respect of:

1.       INDEMNIFICATION
         The Company shall indemnify you, to the maximum extent permitted by applicable law and subject to Section 4 below, for the following ("INDEMNIFIABLE EVENTS"):

         1.1 Any financial obligation imposed on you in favor of a third party (which third parties include, without limitation and to the fullest extent permitted by applicable law, any governmental entity) by a court judgment, including a compromise judgment approved by court (provided that the Company approved the compromise in advance) or an arbitrator's award approved by court (provided that it was given pursuant to arbitration agreed to by the Company in advance), for an act or omission performed by you in your capacity as an Office Holder; and

         1.2 Reasonable costs and expenses (which costs include, without limitation and to the fullest extent permitted by applicable law, all expenses reasonably incurred in defending any claim including attorneys' fees and costs related to investigation and pre-litigation negotiations), expended by you or charged to you or adjudicated against you by a court, in each case in connection with a proceeding commenced against you by the Company or on its behalf or by another person, or in a criminal charge from which you were acquitted, or in a criminal charge that does not require proof of criminal intent in which you were convicted, all for an act or omission performed in your capacity as an Office Holder.

         1.3 The foregoing shall not derogate from the Company's right to indemnify you retroactively to the extent permitted by law.

2. The said indemnity shall apply in connection, directly or indirectly, to any one or more of the type of events described in SCHEDULE A to this letter, provided the maximum amount of the indemnification shall not exceed the amount specified in Section 4 below, provided however that said indemnity shall not apply with respect to:

         2.1 a breach of a fiduciary duty, except for a breach of a fiduciary duty to the Company while acting in good faith and having reasonable cause to assume that such act would not prejudice the interests of the Company;

         2.2 a breach of a duty of care committed intentionally or recklessly;

         2.3      an intentional act aimed at deriving unlawful personal gain;
                  or

         2.4      a fine or monetary composition imposed for an offense.

3. The provisions of paragraph 1 above to the contrary notwithstanding, no payment hereunder shall be made to you in connection with an Indemnifiable Event for which payment is actually paid to you under a valid and collectible insurance policy or under a valid and enforceable indemnity clause or agreement, except in respect of any excess beyond the payment under such insurance, clause or agreement.

         If so requested by you upon occurrence of an event in respect of which you may be reasonably likely to be entitled to indemnification in accordance with the foregoing, the Company shall advance an amount (or amounts) necessary to cover your reasonable legal expenses, including attorneys' fees of an attorney selected by you but reasonably acceptable to the Company, in a manner whereby you will not be required to make payment or finance such expenses yourself. The obligation of the Company to make such advances shall be subject to the condition that, if, when and to the extent that it is determined that you were not entitled to be so indemnified under applicable law, you hereby agree to promptly reimburse the Company for all such amounts theretofore advanced.

         As part of the aforementioned undertaking, the Company will make available to you any security or guarantee that you may be required to post in accordance with an interim decision given by a court or an arbitrator, including for the purpose of substituting liens imposed on your assets.

4.       4.1      The total amount of indemnification that the Company
                  undertakes towards all directors and officers whom it has been resolved to indemnify, in the aggregate and in addition to any amounts received by the Company from an insurance company with respect to an Indemnifiable Event, shall not exceed an amount equal to 20 Million US Dollars, according to the representative rate of exchange, or any other official rate of exchange that may replace it, at the time of indebtedness for any one or more events.

         4.2 If, and to the extent that, the total of all indemnification amounts which the Company is called upon to pay to Office Holders exceeds the amount set forth in Section 4.1 above, the maximum amount set forth in Section 4.1 shall be divided among the Office Holders entitled to indemnification in a manner whereby the amount of indemnification paid to each of the Office Holders will be calculated according to the ratio between the amount of the indemnifiable liability of such Office Holders and the aggregate amount of indemnifiable liability of all Office Holders, in respect of such event or events.

5. The Company will be entitled to any amount collected from a third party in connection with liabilities indemnified hereunder. You shall execute all papers required and shall do everything that may be necessary to secure the Company's rights of subrogation, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

         NOTIFICATION AND DEFENSE OF CLAIM

6. Promptly after receipt by you of notice or any other indication of any claim or of the commencement or threatened commencement of any action, suit or other proceeding which may give rise to an Indemnifiable Event, you will notify the Company in writing thereof and you will deliver to the Company or pursuant to its instructions, without delay, and all documents which you received or will receive in connection therewith.

7. Notwithstanding any other provision of this Agreement, with respect to any claim, action, suit or other proceeding which may give rise to an Indemnifiable Event: (other than with respect to proceedings that have been initiated against you by the Company or in its name).

         7.1 The Company will be entitled to participate therein at its discretion and expense;

         7.2 You shall fully cooperate with the Company and provide any reasonable assistance requested by the Company to it and its counsel including, but not limited to, the execution of power(s) of attorney and other documents, at the expense of the Company; and

         7.3 To the extent that it may so desire, the Company shall be entitled to assume the exclusive defense of any civil (but not criminal) claim, action, suit or other proceeding and to settle the same as it sees fit, with counsel satisfactory to the Company, provided that you do not object, on reasonable grounds, to the Company's choice of counsel.

8. After notice from the Company to you of its election to so assume the defense thereof, the Company shall not be liable to you under this Agreement for any legal expenses, including attorneys' fees, subsequently incurred by you in connection with the defense thereof.

9. The Company shall not be liable to indemnify you under this Agreement for any amounts paid in settlement of any claim, action, suit or other proceeding effected without the Company's written consent.

         EXEMPTION FROM LIABILITY


10. The Company hereby exempts you from any liability to it for any damage which has been caused or may be caused by you to the Company as a result of a breach of the duty of care to the Company.

         INSURANCE

11. The Company shall at all times maintain liability insurance applicable to directors and officers, with a reputable insurer in an amount and on terms which are customary for a company comparable to the Company, but in an amount of not less than US$ 10,000,000 (Ten million US Dollars), and you shall be covered by such policy. In addition, the Company shall procure and maintain a "run-off" policy extending Directors and Officers insurance coverage to you for a period of at least seven 5 years after the date of your termination as an officer of director of the Company or the cessation of the activities of the company.

         GOVERNING LAW; NON-EXCLUSIVITY; ASSIGNMENT

12. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Israel.

13. Your rights hereunder shall not be deemed exclusive of any other rights you may have under the Company's Articles of Association or applicable law or otherwise, and to the extent that during the indemnification period your rights are more favorable than the rights provided hereunder, you shall be entitled to the full benefits of such more favorable rights.

14. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), spouses, heirs and personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect, and whether by purchase, merger, consolidation or otherwise) to all, substantially all, or a substantial part, of the business or assets of the Company, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. This

         Agreement shall continue in effect regardless of whether you continue to serve as a director or officer of the Company.

Kindly sign and return the enclosed copy of this letter to acknowledge your agreement to the contents thereof.



Very truly yours,

CLICKSOFTWARE TECHNOLOGIES LTD.


By:     ____________________________

Name:   Moshe BenBassat
Title:  Chairman & Chief Executive Officer





ACKNOWLEDGMENT OF AGREEMENT:


____________________________________


Date:   ____________________________

                                                                      SCHEDULE A
                                                                      ----------

                                 List of Events

1. The issuance of securities, including without limitation, the offering of securities to the public pursuant to a prospectus or circular, a private placement or any other manner of securities offering, and any undertakings, representations and warranties or other obligations related to such issuance.

2. The filing or furnishing, or omission to file or furnish, of any information, report, material or document pursuant to the law, rules and regulations of the US Securities and Exchange Commission or of any securities regulator or stock exchange to which the Company is subject, and the compliance with any applicable laws, rules or regulations related to the Company's status as a public company.

3. The borrowing or other receipt of funds or other financing transaction or arrangement of the Company, or any such proposed action.

4. The negotiation, execution, delivery and performance of commercial agreements on behalf of the Company, and any anticompetitive acts or acts of commercial wrongdoing.

5. A merger, sale, acquisition or other business combination or similar transaction of the Company or affiliates.

6. Any action with respect to the employment of employees or engagement of consultants by the Company.

7. Any action with respect to the intellectual property of the Company or of any other person, and its protection.

8. Any action related to an obligation of the Company to obtain regulatory or other governmental licenses, permits or authorizations in any jurisdiction.

9. Approval of corporate actions, including the approval of the acts of the Company's management, their guidance and their supervision.

                                                 CLICKSOFTWARE TECHNOLOGIES LTD.

                                                                   c/o EquiServe
                                                                   P.O. Box 9398
                                                          Boston, MA  02205-9398

                  ANNUAL MEETING OF SHAREHOLDERS, MAY 28, 2003

P R O X Y  B A L L O T

         THIS PROXY/BALLOT IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CLICKSOFTWARE TECHNOLOGIES LTD.

         The undersigned revokes all previous proxies, acknowledges receipt of the notice of the annual meeting of shareholders to be held May 28, 2003 and the proxy statement related thereto and appoints Moshe BenBassat and Shmuel Arvatz, jointly and severally, the proxy of the undersigned, with full power of substitution, to vote all ordinary shares of ClickSoftware Technologies Ltd. which the undersigned is entitled to vote, either on his or her own behalf or on behalf of an entity or entities, at the annual meeting of shareholders of the Company to be held at 34 Habarzel Street, Tel Aviv, Israel on May 28, 2003 at 11:00 A.M local time, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do it personally present thereat. The shares represented by this proxy shall be voted in the manner set forth on the reverse side.

         I hereby vote my ordinary shares of ClickSoftware Technologies Ltd. as specified on the reverse side of this card.

         CONTINUED AND TO BE SIGNED ON REVERSE SIDE
                                                            SEE REVERSE SIDE
                                                            ----------------

Please mark votes as in this example.

         The board of directors recommends a vote FOR each of the matters listed below. This proxy/ballot, when properly executed, will be voted as specified below.


         THIS PROXY/BALLOT WILL BE VOTED FOR PROPOSALS NO. 1, 2, 3, 4, 5, 6 AND 7 IF NO SPECIFICATION IS MADE.

-------------------------------------------------------------- ------------------- ------------------- --------------------

1.   ELECTION OF CLASS I DIRECTOR, CLASS II                    FOR                 AGAINST
     DIRECTORS, CLASS III DIRECTORS AND
     EXTERNAL DIRECTORS

James W. Thanos  (Class I director)

Roni Einav (Class II director)

Gil Weiser (Class II director)

Moshe BenBassat (Class III director)

Eddy Shalev (Class III director)

Naomi Atsmon (External director)

Dan Falk (External director)

-------------------------------------------------------------- ------------------- ------------------- --------------------

2.   RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS       FOR                 AGAINST             ABSTAIN
-------------------------------------------------------------- ------------------- ------------------- --------------------

3.   RATIFY AND APPROVE GRANT OF STOCK OPTIONS TO CERTAIN      FOR                 AGAINST             ABSTAIN
     DIRECTORS
-------------------------------------------------------------- ------------------- ------------------- --------------------

4.   RATIFY AND APPROVE GRANTS OF CASH COMPENSATION TO         FOR                 AGAINST             ABSTAIN
     CERTAIN DIRECTORS
-------------------------------------------------------------- ------------------- ------------------- --------------------

5.   APPROVAL OF ADOPTION OF 2003 ISRAELI SHARE OPTION         FOR                 AGAINST             ABSTAIN
     PLAN
-------------------------------------------------------------- ------------------- ------------------- --------------------

6.   RATIFY AND APPROVE REVISED EMPLOYMENT AGREEMENT           FOR                 AGAINST             ABSTAIN
     WITH CHAIRMAN AND CHIEF EXECUTIVE OFFICER
-------------------------------------------------------------- ------------------- ------------------- --------------------

7.   APPROVE (i) ISSUANCE OF LETTERS OF INDEMNIFICATION,       FOR                 AGAINST             ABSTAIN
     INSURANCE AND EXEMPTION TO DIRECTORS AND (ii)
     ADOPTION OF RELATED AMENDMENT TO COMPANY'S
     ARTICLES OF ASSOCIATION
-------------------------------------------------------------- ------------------- ------------------- --------------------


Address Change Information

Please sign your name exactly as it appears hereon. If acting as attorney, executor, trustee or in other representative capacity, sign name and title.

Signature:                                     Date:
           -----------------------------------       ---------------------------

Signature:                                     Date:
           -----------------------------------       ---------------------------